This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule No. 424(b)(5)
Registration Number 333-132095
SUBJECT TO COMPLETION, DATED FEBRUARY 26, 2008

PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 28, 2006)

$

     % Convertible Senior Notes due 2028

The notes will bear interest at the rate of  % per year, payable on June 15 and December 15 of each year, beginning June 15, 2008. The notes will mature on June 15, 2028. However, on or after June 17, 2013, we may redeem the notes in whole or in part for cash at 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest. We may not redeem the notes prior to June 17, 2013 except to the extent necessary to preserve our status as a real estate investment trust. On June 17, 2013, June 15, 2018 and June 15, 2023, as well as following the occurrence of a fundamental change transaction, holders may require us to repurchase notes in whole or in part for cash at 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest. We will issue the notes only in registered form in denominations of $1,000.

Holders may convert their notes at any time on or after June 15, 2027. Prior to June 15, 2027, holders may convert their notes only under the following circumstances: (i) if the closing sale price of our common stock reaches a specified threshold over a specified time period; (ii) if the trading price of the notes is below a specified threshold for a specified time period; (iii) if the notes have been called for redemption; (iv) upon the occurrence of the specified transactions described in this prospectus supplement; or (v) if our common stock ceases to be listed on a U.S. national securities exchange. Upon conversion of each $1,000 principal amount of notes, we will deliver (i) cash in an amount equal to the sum of the amounts calculated for each of the 20 trading days during the observation period (as described herein) of the lesser of the daily conversion value (as described herein) and $50 (representing 1/20th of $1,000), and (ii), at our option, cash, common stock or a combination thereof, in an amount equal to the sum of the amounts calculated for each of the 20 trading days during the observation period of any excess of the daily conversion value above $50. We refer to this settlement method as “par cash settlement.”

The initial conversion rate for each $1,000 principal amount of notes will be  shares of our common stock. This is equivalent to an initial conversion price of approximately $   per share of common stock. For a discussion of the circumstances in which the conversion rate will be subject to adjustment, see “Description of Notes — Conversion Rate Adjustments” in this prospectus supplement. In addition, if certain fundamental change transactions occur on or prior to June 17, 2013 and a holder elects to convert notes in connection with any such transaction, we will increase the conversion rate in connection with such conversion. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “NNN.” On February 25, 2008, the last reported sales price for our common stock on the NYSE was $22.41 per share.

The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness and be effectively subordinated to our secured indebtedness and to all liabilities and preferred equity of our subsidiaries.

Investing in the notes and our common stock involves risks. See “Risk Factors” beginning on page S-5 and beginning on page 9 of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2007, which is incorporated herein by reference, for risks relating to an investment in the notes and our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total

Public Offering Price	$	$
Underwriting Discount	$	$
Proceeds to us (before expenses)	$	$

The underwriters will have the option to purchase up to an additional $           in aggregate principal amount of notes within 30 days of the date of this prospectus supplement to cover over-allotments, if any.

The underwriters expect to deliver the notes in book-entry only form through the facilities of The Depository Trust Company against payment in New York, New York on or about March   , 2008.

Joint Book-Running Managers

Citi	Banc of America Securities LLC	Wachovia Securities

February   , 2008

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any ”free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with different or additional information. We are offering to sell, and seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus or the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of notes. This prospectus supplement adds, updates and changes information contained in the accompanying prospectus and the information incorporated by reference.

In this prospectus supplement, the words “we,” “our,” “ours” and “us” refer to National Retail Properties, Inc. and its subsidiaries and joint ventures, unless the context indicates otherwise. The following summary contains basic information about the offering.

S-i

FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus supplement and the accompanying prospectus, including the documents that are incorporated by reference, that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Also, when we use any of the words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intend,” or similar expressions, we are making forward-looking statements. Forward-looking statements in this prospectus supplement and the accompanying prospectus, including any documents that are incorporated by reference, include statements regarding the security of our rental income and our leases, possible property acquisitions and dispositions, our access to capital, expansion of our portfolio, our ability to pay distributions, policies and plans regarding investments, our tax status as a real estate investment trust and the ability of our properties to compete effectively. In part, we have based these forward-looking statements on possible or assumed future results of our operations. These are forward-looking statements and their ultimate outcomes cannot be guaranteed. These statements are based on our present intentions and on our present expectations and assumptions. These statements, intentions, expectations and assumptions involve risks and uncertainties, some of which are beyond our control, that could cause actual results or events to differ materially from those we anticipate or project, such as:

•	the ability of our tenants to make payments under their respective leases, including our reliance on certain major tenants and our ability to re-lease properties that are currently vacant or that become vacant;

•	our ability to locate suitable tenants for our properties;

•	changes in real estate market conditions;

•	the inherent risks associated with owning real estate (including: local real estate market conditions, governing laws and regulations and illiquidity of real estate investments);

•	our ability to sell properties at an attractive price;

•	the ability of borrowers to make payments of principal and interest under structured finance investments we make to such borrowers;

•	our ability to gain access to the underlying collateral for any structured finance investments to borrowers;

•	our ability to repay debt financing obligations;

•	our ability to refinance amounts outstanding under our credit facilities at maturity on terms favorable to us;

•	the loss of any member of our management team;

•	our ability to be in compliance with certain debt covenants;

•	our ability to integrate acquired properties and operations into existing operations;

•	continued availability of proceeds from our debt or equity capital;

•	the availability of other debt and equity financing alternatives;

•	market conditions affecting our equity capital;

•	changes in interest rates under our current credit facilities and under any additional variable rate debt arrangements that we may enter into in the future;

•	our ability to successfully implement our selective acquisition strategy or to fully realize the anticipated benefits of renovation or development projects;

S-ii

•	our ability to maintain internal controls and processes to ensure all transactions are accounted for properly, all relevant disclosures and filings are timely made in accordance with all rules and regulations, and any potential fraud or embezzlement is thwarted or detected;

•	changes in general economic conditions;

•	changes in U.S. federal or state tax rules or regulations that could have adverse tax consequences; and

•	our ability to qualify as a real estate investment trust for U.S. federal income tax purposes.

You should not place undue reliance on these forward-looking statements, as events described or implied in such statements may not occur. We undertake no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise.

S-iii

SUMMARY

The following summary is qualified in its entirety by the more detailed information and consolidated financial statements and notes thereto appearing elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus.

The Company

General

We are a leading owner, operator, acquirer and developer of properties that are leased primarily to retail tenants under long term net leases (“Investment Properties”). As of December 31, 2007, we owned 908 Investment Properties with aggregate gross leasable area of 10.6 million square feet, located in 44 states. These Investment Properties were leased to 198 tenants in 35 lines of trade, and our leases had a weighted average remaining lease term of 13 years.

Additionally, we acquire, develop, own and operate an inventory of retail properties, directly or indirectly, in our taxable real estate investment trust (“REIT”) subsidiary entities for the purpose of selling the real estate to third-party purchasers (“Inventory Properties”). As of December 31, 2007, we owned 56 Inventory Properties.

We are a fully integrated REIT for U.S. federal income tax purposes, formed in 1984. Our executive offices are located at 450 S. Orange Avenue, Suite 900, Orlando, Florida 32801, and our telephone number is (407) 265-7348.

Recent Developments

Second Quarter Dividend.  On February 25, 2008, we announced our intention to increase our quarterly common share dividend to $0.375 per share. This increase is scheduled to begin with the regular quarterly common share dividend expected to be declared in the second quarter of 2008.

The Offering

Issuer	National Retail Properties, Inc.

Notes Offered	$ million aggregate principal amount, or $ million aggregate principal amount if the underwriters’ over-allotment option is exercised in full.

Ranking of Notes	The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness. However, the notes will be effectively subordinated to all of our secured indebtedness (to the extent of the collateral securing the same).

Interest	The notes will bear interest at a rate of % per year. Interest will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning June 15, 2008.

Maturity	The notes will mature on June 15, 2028 unless previously redeemed, repurchased or converted in accordance with their terms prior to such date.

Redemption of Notes at Our Option	Prior to June 17, 2013, we may not redeem the notes except to preserve our status as a REIT for U.S. federal income tax purposes. On or after June 17, 2013, we may redeem the notes in whole or in part. In either case, redemptions shall be made upon not less than 30 nor more than 60 days’ prior written notice to holders of the notes, for cash equal to 100% of the principal amount of the notes to be redeemed, plus any unpaid interest accrued to, but not including, the redemption date.

Repurchase of Notes at Each Holder’s Option on Certain Dates	Holders of notes may require us to repurchase their notes in whole or in part on June 17, 2013, June 15, 2018 and June 15, 2023 for cash equal to 100% of the principal amount of the notes to be repurchased, plus any unpaid interest accrued to, but not including, the repurchase date.

Repurchase of Notes at Each Holder’s Option Upon Fundamental Change Transactions	If we undergo a fundamental change as described in this prospectus supplement, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased, plus any unpaid interest accrued to, but not including, the repurchase date.

Conversion Rights	Holders may convert their notes based on the applicable conversion rate (described below) prior to the close of business on the business day immediately preceding the stated maturity date at any time on or after June 15, 2027.

In addition, holders may convert their notes based on the applicable conversion rate prior to June 15, 2027 but only under any of the following circumstances:

• during any calendar quarter beginning after March 31, 2008 (and only during such calendar quarter), if, and only if, the closing sale price of our common stock for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 130% of the conversion price per share of common stock in effect on the applicable trading day;

• during the five consecutive business day period following any 10 consecutive trading-day period in which the trading price of the notes was less than 98% of the product of the closing sale price of our common stock multiplied by the applicable conversion rate on each applicable trading day;

• at any time prior to the close of business on the second business day prior to the redemption date if those notes have been called for redemption;

• upon the occurrence of specified transactions described under “Description of Notes — Conversion Rights” in this prospectus supplement; or

• if our common stock is not listed on a national securities exchange.

By delivering to the holder cash, common stock or a combination thereof, we will satisfy our obligation with respect to the notes tendered for conversion. Accordingly, upon conversion of a note, accrued and unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

Conversion Rate	The initial conversion rate for each $1,000 principal amount of notes is shares of our common stock. This is equivalent to an initial conversion price of $ per share of common stock. In addition, if certain fundamental change transactions occur on or prior to June 17, 2013 and a holder elects to convert notes in connection with any such transaction, we will increase the conversion rate in connection with such conversion by a number of additional shares of common stock based on the date such transaction becomes effective and the price paid per share of common stock in such transaction as described under “Description of Notes — Conversion Rate Adjustments — Make Whole Upon Certain Fundamental Change Transactions” in this prospectus supplement. The conversion rate may also be adjusted under certain other circumstances, including the payment of cash dividends in excess of $0.375 per share (subject to adjustments in certain circumstances), but will not be adjusted for accrued and unpaid interest on the notes. See “Description of Notes — Conversion Rate Adjustments” in this prospectus supplement.

Conversion Settlement	Upon conversion of each $1,000 principal amount of notes, we will deliver (i) cash in an amount equal to the sum of the amounts calculated for each of the 20 trading days during the observation period (as described herein) of the lesser of the daily conversion value (as described herein) and $50 (representing 1/20th of $1,000), and (ii), at our option, cash, common stock or a combination thereof, in an amount equal to the sum of the amounts calculated for each of the 20 trading days during the observation period of any excess of the daily conversion value above $50. We refer to this type of settlement as “par cash settlement.” See “Description of Notes — Conversion Settlement.”

Restrictions on Ownership	In order to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, no person may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the “Internal Revenue Code” or the “Code”), more than 9.8% of the value of our outstanding capital stock, subject to certain exceptions. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes for our common stock to the extent that receipt of such common stock would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in our articles of incorporation. See “Description of Common Stock— Restrictions on Ownership” in the accompanying prospectus.

No Shareholder Rights for Holders of Notes	Holders of notes, as such, will not have any rights as our shareholders (including, without limitation, voting rights and rights to receive dividends or other distributions on our common stock).

Trading	The notes are a new issue of securities, and there is currently no established trading market for the notes. An active or liquid market may not develop for the notes or, if developed, be maintained. We have not applied, and do not intend to apply, for the listing of the notes on any national securities exchange or for quotation on any automated dealer quotation system. Our common stock is listed on the NYSE under the symbol “NNN.”

Book-Entry Form	The notes will be issued in book-entry only form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in a global certificate representing the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances described in “Description of Notes — Book-Entry Procedures” in this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from the sale of the notes to repay borrowings under our credit facility, to fund future acquisitions and for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Tax	The notes and the common stock into which the notes are convertible are subject to special and complex U.S. federal income tax rules. Holders are urged to consult their respective tax advisors with respect to the application of the U.S. federal income tax laws to their own particular situation as well as any tax consequences of the ownership and disposition of the notes and common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable treaty. See ”Certain U.S. Federal Income Tax Considerations.”

Risk Factors	You should read carefully the “Risk Factors” beginning on page S-5 of this prospectus supplement and beginning on page 9 of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2007, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, for certain considerations relevant to an investment in the notes and the common stock into which the notes, in certain circumstances, are convertible.

RISK FACTORS

You should carefully consider the risks described below, as well as the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in the notes and the common stock into which the notes, in certain circumstances, are convertible. These risks are not the only ones faced by us. The trading price of the notes and the common stock into which the notes, in certain circumstances, are convertible could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and in the documents incorporated herein by reference, particularly our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2007.

Risks Relating to This Offering

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness. However, the notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. As of December 31, 2007, we had outstanding $39.5 million of secured indebtedness. The provisions of the indenture governing the notes do not prohibit us from incurring additional secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.

We may not be permitted to issue common stock as part of a par cash settlement and we may not have the cash necessary to settle conversions of the notes or to repurchase the notes on specified dates or following certain fundamental change transactions.

Upon conversion of each $1,000 principal amount of notes, we will deliver (i) cash in an amount equal to the sum of the amounts calculated for each of the 20 trading days during the observation period (as described herein) of the lesser of the daily conversion value (as described herein) and $50 (representing 1/20th of $1,000), and (ii), at our option, cash, common stock or a combination thereof, in an amount equal to the sum of the amounts calculated for each of the 20 trading days during the observation period of any excess of the daily conversion value above $50. We refer to this settlement method as “par cash settlement.” There may be circumstances that prevent the issuance of our common stock for any portion deliverable upon the conversion of notes, thereby requiring us to satisfy our conversion obligation entirely in cash. Holders of notes also have the right to require us to repurchase the notes for cash on June 17, 2013, June 15, 2018 and June 15, 2023 or upon the occurrence of fundamental change transactions. Any of our future debt agreements or securities may contain similar provisions. We may not have sufficient funds to pay any such cash amounts upon a par cash settlement or make the required repurchase of notes at the applicable time and, in such circumstances, may not be able to arrange the necessary financing on favorable terms, if at all. In addition, our ability to pay cash upon a par cash settlement or make the required repurchase, as the case may be, may be limited by law or the terms of other debt agreements or securities we may have outstanding. However, our failure to pay such cash upon a par cash settlement or make the required repurchase, as the case may be, would constitute an event of default under the indenture governing the notes which, in turn, could constitute an event of default under other debt agreements or securities, thereby resulting in their acceleration and required prepayment and further restrict our ability to make such payments and repurchases.

There is currently no trading market for the notes, and an active liquid trading market for the notes may not develop or, if it develops, be maintained.

The notes are a new issue of securities, and there is currently no existing trading market for the notes. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active public trading market may not develop for the notes and, even if one develops, may not be maintained. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes may be volatile and is likely to be adversely affected and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of our common stock, prevailing interest rates, our financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control and others of which would not affect debt that is not convertible or exchangeable into capital stock. Historically, the market for convertible or exchangeable debt has been volatile. Market volatility could materially and adversely affect the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

The notes have a number of features that may adversely affect the value and trading prices of the notes, including conversion conditions and the lack of financial covenants. Furthermore, even if the conversion conditions are met, since the conversion value of the notes is dependent on the closing sale price of our common stock, volatile or depressed market prices for our common stock are likely to have a similar effect on the trading prices of the notes. It is impossible to assure holders of notes that the closing sale price of our common stock in the future will not have an adverse effect on the trading prices of the notes.

Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to them.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but holders of notes will be subject to all changes affecting our common stock. Holders of notes will be entitled to the rights afforded our common stock only if and when our common stock is delivered to them upon the conversion of their notes. For example, in the event that an amendment is proposed to our articles of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to a holder’s receipt of our common stock upon the conversion of notes, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The price of our common stock may fluctuate significantly.

During 2007, our common stock has traded below $20.00 per share and above $26.00 per share. The market price of our common stock may fluctuate significantly in response to many factors, including:

•	actual or anticipated changes in operating results or business prospects;

•	changes in financial estimates by securities analysts;

•	an inability to meet or exceed securities analysts’ estimates or expectations;

•	conditions or trends in our industry or sector;

•	the performance of other REITs in our sector and related market valuations;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives;

•	hedging or arbitrage trading activity in our common stock;

•	changes in interest rates;

•	capital commitments;

•	additions or departures of key personnel;

•	future sales of our common stock, preferred stock or securities convertible into, or exchangeable or exercisable for, our common stock; and

•	the matters discussed in this prospectus supplement under the caption “Forward-Looking Statements.”

Holders who receive our common stock upon the conversion of their notes will be subject to the risk of volatile and depressed market prices of our common stock. In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our common stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure converting holders that the market price of our common stock will not fall in the future.

The conditional conversion feature of the notes may prevent the conversion of notes prior to June 15, 2027.

The notes are convertible prior to the close of business on the business day prior to the stated maturity date at any time on or after June 15, 2027. Prior to June 15, 2027, the notes are convertible only if the closing sale price of our common stock exceeds a specified threshold over a specified time period, if the trading price of the notes is below a specified threshold for a specified time period or if certain specified transactions or events occur and then only at prescribed times. See “Description of Notes — Conversion Rights” in this prospectus supplement. If these conditions are not met, holders of notes will not be able to convert their notes prior to June 15, 2027 and therefore may not be able to receive the value of the consideration into which the notes would otherwise be convertible.

We also have the right to deliver all cash upon the conversion of notes and holders may not receive any of our common stock upon conversion.

Even if the conditions to converting the notes are met, upon the conversion of notes, we will deliver (i) cash in an amount equal to the sum of the amounts calculated for each of the 20 trading days during the observation period (as described herein) of the lesser of the daily conversion value (as described herein) and $50 (representing 1/20th of $1,000), and (ii) at our option, cash, common stock or a combination thereof, in an amount equal to the sum of the amounts calculated for each of the 20 trading days during the observation period of any excess of the daily conversion value above $50. We refer to this settlement method as “par cash settlement.” As a result, we are not required to deliver any of our common stock upon the conversion of notes. Therefore, holders may not be able to obtain any benefits of future ownership of our common stock upon any such conversion and would be required to incur the related transaction costs to purchase our common stock with the cash consideration received upon such conversion, including common stock that holders may require in order to cover short positions.

The premium payable on notes converted in connection with certain fundamental change transactions on or before June 17, 2013 may not adequately compensate holders for the lost option time value of their notes as a result of any such fundamental change.

If certain transactions that constitute a fundamental change occur on or prior to June 17, 2013, under certain circumstances, we will increase the conversion rate by a number of additional shares of common stock. This increased conversion rate will apply only to holders who convert their notes in connection with any such transaction. The number of the additional shares of common stock will be determined based on the date on which the transaction becomes effective and the price paid per shares of common stock in such transaction, as described under “Description of Notes — Conversion Rate Adjustments — Make Whole Upon Certain

Fundamental Change Transactions” in this prospectus supplement. While the number of additional shares of common stock is designed to compensate holders for the lost option time value of the notes as a result of such transaction, the amount of the premium payable is only an approximation of such lost value and may not adequately compensate holders for such loss. In addition, notwithstanding the foregoing, if (i) such transaction occurs after June 17, 2013, or (ii) the price paid per common share in the transaction is less than $   or in excess of $  , the conversion rate will not be increased. In no event will the number of shares of common stock issuable upon the conversion of notes exceed     per $1,000 principal amount of notes, subject to adjustment under certain circumstances, regardless of when the transaction becomes effective or the price paid per common share in the transaction.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, certain dividends on our common stock, the issuance of certain rights, options or warrants to holders of our common stock, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock and certain tender or exchange offers as described under “Description of Notes — Conversion Rate Adjustments” in this prospectus supplement. The conversion rate will not be adjusted for other events, such as an issuance of our common stock for cash, that may adversely affect the trading price of the notes and our common stock. There can be no assurance that an event will not occur that is adverse to the interests of the holders of the notes and their value but does not result in an adjustment to the conversion rate.

The definition of a fundamental change requiring us to repurchase notes is limited and therefore the market price of the notes may decline if we enter into a transaction that is not a fundamental change under the indenture.

The term “fundamental change,” as used in the notes and the indenture, is limited and may not include every event that might cause the market price of the notes to decline. As a result, our obligation to repurchase the notes upon a fundamental change does not preserve the value of the notes in the event of certain highly leveraged transactions, certain reorganizations, mergers or similar transactions.

Upon conversion of their notes, holders may receive less consideration than expected because the value of our common stock may decline between the day that the conversion right is exercised and the day the value of our common stock is determined.

The conversion value that holders will receive upon conversion of their notes will be determined on the basis of the closing sale price of our common stock on the primary exchange on which our common stock is then listed (currently the NYSE) for each of the 20 consecutive trading days beginning on the third scheduled trading day following the date the notes are tendered for conversion. Accordingly, if the price of our common stock decreases after the conversion right is exercised, the conversion value will be adversely affected.

The par cash settlement feature of the notes may have adverse or unexpected consequences to us and purchasers of the notes.

The par cash settlement feature of the notes, as described under “Description of Notes — Conversion Settlement” in this prospectus supplement, may:

•	result in holders receiving no stock upon conversion or fewer shares of stock relative to the conversion value of the notes;

•	reduce our liquidity because we will be required to pay the principal return only in cash and the net amount, if any, may be paid, at our option, in cash as well;

•	delay holders’ receipt of the proceeds upon conversion; and

•	subject holders to market risk before receiving any shares upon conversion.

In addition, the conversion of notes for cash or a combination of cash and common stock generally will be a taxable transaction for U.S. federal income tax purposes to the extent of the lesser of the amount of realized gain or the cash received. See “Certain U.S. Federal Income Tax Considerations — U.S. Holders — Conversion of the Notes.”

Ownership limitations in our articles of incorporation may impair the ability of holders to convert notes into our common stock.

In order to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, no person may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code, more than 9.8% of the value of our outstanding capital stock, subject to certain exceptions. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes into our common stock to the extent that receipt of such common stock would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in our articles of incorporation. See “Description of Common Stock — Restrictions on Ownership” in the accompanying prospectus.

The notes may be redeemable prior to June 17, 2013 under certain circumstances.

We may redeem all or part of the notes prior to June 17, 2013 only to preserve our status as a REIT for U.S. federal income tax purposes. If we do redeem the notes, the redemption price will be 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to the redemption date. You will not be compensated for any forgone interest payments from the redemption date to June 17, 2013, nor will you be compensated for any lost option value in connection with any such early redemption.

The accounting method for convertible debt securities with net share settlement, like the notes offered hereby, may be subject to change.

The Financial Accounting Standards Board, or FASB, is currently contemplating changes to the accounting standards applicable to financial instruments such as the notes. If those changes were to be implemented and became applicable to the notes, we would have to report interest expense for the notes higher than the interest expense we are required to report under the current interpretations.

Under the proposed new accounting standards for convertible debt instruments that may be settled entirely or partially in cash upon conversion, an entity should separately account for the liability and equity components of the instrument in a manner that reflects the issuer’s economic interest cost. The effect of the proposed new rules on the notes and our other outstanding convertible notes is that the equity component would be included in shareholders’ equity on our consolidated balance sheets and treated as original issue discount for purposes of accounting for the debt component of the notes and our other outstanding convertible notes, which essentially records the debt at fair value. The debt would be subsequently accreted to its par value over its expected life, or the first scheduled conversion date, resulting in interest expense being recognized based on the market interest rate at issuance. Consideration of this proposal is ongoing and we cannot predict the exact methodology that will be imposed, which may differ materially from the foregoing description, or when any change will be finally implemented.

U.S. Federal Income Tax Risks Related to the Notes

Our failure to qualify as a REIT for U.S. federal income tax purposes could result in significant tax liability and adversely affect our ability to service the notes.

We intend to operate in a manner that will allow us to continue to qualify as a REIT. We believe that we have been organized as, and our past and present operations qualify us as, a REIT. However, the IRS could successfully assert that we are not qualified as such. In addition, we may not remain qualified as a REIT in the future. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Code for which there are only limited judicial or administrative interpretations and involves the determination of various factual matters and circumstances not entirely within our control.

If we fail to qualify as a REIT, we would not be allowed a deduction for dividends paid to shareholders in computing our taxable income and would become subject to U.S. federal income tax at regular corporate rates. In this event, we could be subject to potentially significant tax liabilities, and the amount of cash available to service the notes would be significantly reduced. Unless entitled to relief under certain statutory provisions, we would also be disqualified from treatment as a REIT for the four taxable years following the year during which we lost our qualification.

Certain of the possible adjustments to the conversion rate (or the failure to make certain adjustments to the conversion rate) of the notes may result in a constructive distribution to holders of notes.

The conversion rate of the notes is subject to adjustment under certain circumstances. If certain of the possible adjustments to the conversion rate of the notes are made (or there is a failure to make certain adjustments to the conversion rate), a holder may be deemed to have received a constructive distribution. Because such deemed distribution would not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, we intend to set-off any withholding tax that we are required to pay with respect to any such distribution against cash payments of interest. See “Certain U.S. Federal Income Tax Considerations — U.S. Holders — Adjustment of Conversion Rate,” “Certain U.S. Federal Income Tax Considerations — Information Reporting and Backup Withholding” and ”Certain U.S. Federal Income Tax Considerations — Non-U.S. Holders — Disposition” in this prospectus supplement.

The conversion of notes will be taxable for holders of notes.

The conversion of notes for cash or a combination of cash and common stock generally will be a taxable transaction for U.S. federal income tax purposes to the extent of the lesser of the amount of realized gain or the cash received. See “Certain U.S. Federal Income Tax Considerations — U.S. Holders — Conversion of the Notes.”

Although we believe that currently we would not be required to do so, we may be required in the future to withhold on payments to non-U.S. holders of notes in connection with a sale, redemption, repurchase, conversion, or retirement of the notes based on the facts and circumstances at the time.

We believe that currently the notes do not constitute U.S. real property interests and that we therefore would not currently be required to withhold under the Foreign Investment in Real Property Tax Act, or FIRPTA. If the notes were to constitute U.S. real property interests in the future, we would be required to withhold on payments to non-U.S. holders in connection with a sale, redemption, repurchase, conversion or retirement of the notes regardless of whether such non-U.S. holders provided certification documenting their non-U.S. status. See “Certain U.S. Federal Income Tax Considerations — Non U.S. Holders — Disposition” in this prospectus supplement.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $      million, after deducting the underwriting discount and other estimated expenses of this offering payable by us. We intend to use the net proceeds to repay borrowings under our $400 million credit facility, to fund future acquisitions and for general corporate purposes. Borrowings outstanding under the credit facility, which expires on May 8, 2009, were $177.6 million as of February 22, 2008, and currently bear interest at a rate of LIBOR plus 0.8%. Affiliates of certain of the underwriters are lenders under the credit facility. See “Underwriting.”

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	For the Years Ended December 31,
	2007		2006(1)		2005		2004		2003

Ratio of earnings to fixed charges	3.60	x	4.42	x	2.76	x	2.87	x	2.82	x
Ratio of earnings to combined fixed charges and preferred stock dividends	3.23	x	3.99	x	2.43	x	2.46	x	2.44	x

(1)	Earnings for the year ended December 31, 2006 include a $59.5 million gain on the disposition of the two office buildings and related parking garage (“DC Office Buildings”) which were sold in May 2006. The ratio of earnings to fixed charges for the year ended December 31, 2006 excluding the DC Office Buildings gain was 3.29x.

For the purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income (loss) before taxes and extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, and the amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized.

DESCRIPTION OF NOTES

The following description summarizes certain terms and provisions of the notes and the supplemental indenture that we will enter into in connection with this offering, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture (as supplemented by the supplemental indentures referred to below) which are incorporated herein by reference. We will provide copies of these documents to you upon request.

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes, and the indenture. As used in this section, the terms “we,” “us” and “our” refer to National Retail Properties, Inc. and not to any of its subsidiaries.

General

The notes will be issued pursuant to an indenture, dated as of March 25, 1998, which we have entered into with U.S. Bank National Association (successor to Wachovia Bank National Association (formerly First Union National Bank)), as trustee, as supplemented by the first supplemental indenture dated as of March 25, 1998, the third supplemental indenture dated as of September 20, 2000, the fourth supplemental indenture dated as of May 30, 2002, the fifth supplemental indenture dated as of June 18, 2004, the sixth supplemental indenture dated as of November 17, 2005, the seventh supplemental indenture dated September 13, 2006, the eighth supplemental indenture dated as of September 10, 2007 and the ninth supplemental indenture to be dated as of March   , 2008 thereto relating to the notes. We refer to the indenture as supplemented as the “indenture.”

The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the notes, the indenture and the Trust Indenture Act for a statement thereof. Copies of the indenture and the form of the notes are available for inspection at the corporate trust office of the trustee, currently located at 225 Water Street, 7th Floor, FL0122. Jacksonville, Florida 32202.

The notes will be our senior unsecured obligations and will rank equally with each other and with all of our other senior unsecured indebtedness. However, the notes will be effectively subordinated to our mortgages and other secured indebtedness (to the extent of the value of the collateral securing the same). As of December 31, 2007, we had outstanding $890.8 million of senior unsecured indebtedness (exclusive of intercompany debt, trade payables, distributions payable, accrued expenses and other liabilities) and $39.5 million of secured indebtedness. The provisions of the indenture governing the notes do not prohibit us or any of our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future. See “Risk Factors — The effective subordination of the notes may limit our ability to satisfy our obligations under the notes” in this prospectus supplement.

The notes will initially be limited to the aggregate principal amount of $      million (or $      million if the underwriters exercise their over-allotment option in full). We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the notes offered hereby, provided that such additional notes constitute part of the same issue as the notes offered hereby for U.S. federal income tax purposes. The notes offered by this prospectus supplement and the accompanying prospectus and any such additional notes would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the indenture.

The notes will be issued only in fully registered, book-entry form, in denominations of $1,000 and integral multiples thereof, except under the limited circumstances described below under “Book-Entry Procedures” in this prospectus supplement.

Holders may present their notes for conversion at the office of the conversion agent, present notes for registration of transfer at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes.

If any interest payment date, stated maturity date, redemption date or repurchase date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

The terms of the notes provide that we are permitted to reduce interest payments and payments upon a redemption, repurchase or conversion of notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-U.S. holders of notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. Moreover, holders of convertible debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions of stock if the conversion price of such instruments is adjusted even though such holders have not received any cash or property as a result of such adjustments, which deemed distribution (in the case of a non-U.S. holder) will be subject to a U.S. federal withholding tax. See “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement. We will set off any such withholding tax that we are required to pay against payments of interest payable on the notes and payments upon a redemption, repurchase or conversion of notes.

The indenture does not contain any provisions that would necessarily protect holders of notes if we become involved in a highly leveraged transaction, reorganization, merger or other similar transaction that adversely affects us or them.

We or one of our affiliates may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any note purchased by us or our affiliates (a) after the date that is two years from the latest issuance of the notes may, to the extent permitted by applicable law, be reissued or sold or may be surrendered to the trustee for cancellation or (b) on or prior to the date referred to in clause (a), will be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be canceled promptly.

Interest

Interest on the notes will accrue at the rate of   % per year from and including March 15, 2008 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning June 15, 2008. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the June 1 or December 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Upon the conversion of notes, accrued interest thereon will be deemed to be paid by delivery of the consideration due to the converting holder upon such conversion, except that holders of notes on a record date will be entitled to receive interest payable on the related interest payment date even if such notes are converted after such record date and on or prior to such interest payment date. However, subject to the following paragraph, holders who surrender their notes for conversion after such record date and on or prior to such interest payment date must pay to the conversion agent upon conversion an amount in cash equal to the interest payable by us on such interest payment date. No other payment or adjustment will be made for accrued interest on a converted note.

Notwithstanding the foregoing paragraph, holders who surrender their notes for conversion after a record date and on or prior to the related interest payment date need not pay to the conversion agent any amounts in cash representing interest payable by us on such interest payment date:

•	in respect of any note surrendered for conversion after the record date immediately preceding the maturity date;

•	in respect of any notes called for redemption on a redemption date that falls after a record date and on or prior to the related interest payment date;

•	if we have specified a repurchase date following a fundamental change that is after a record date and on or prior to the next interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

If we redeem the notes, or if a holder surrenders a note for repurchase by us in accordance with the terms of such note, we will pay accrued and unpaid interest to the holder that surrenders such note for redemption or repurchase, as the case may be. However, if an interest payment date falls on or prior to the redemption date or repurchase date for a note, we will pay the accrued and unpaid interest due on that interest payment date instead to the record holder of such note at the close of business on the related record date.

Maturity

If not previously redeemed or converted, the notes will mature on June 15, 2028 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless (1) earlier redeemed by us at our option or repurchased by us at a holder’s option at certain times as described under “Our Redemption Rights,” “Repurchase at Option of Holders on Certain Dates” or “Repurchase at Option of Holders Upon a Fundamental Change” below or (2) converted at a holder’s option as permitted under “Conversion Rights” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Our Redemption Rights

We will not have the right to redeem any notes prior to June 17, 2013, except to preserve our status as a REIT. If, at any time, we determine it is necessary to redeem the notes in order to preserve our status as a REIT, we may redeem the notes, in whole or in part, for cash equal to 100% of the principal amount of the notes plus unpaid interest accrued to, but not including, the redemption date. In addition, on or after June 17, 2013, we will have the right to redeem the notes in whole or in part, at any time or from time to time, for cash equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest accrued to, but not including, the redemption date. Written notice of redemption must be delivered to holders of the notes not less than 30 nor more than 60 days prior to the redemption date.

If the paying agent holds money sufficient to pay the redemption price due on a note on the redemption date in accordance with the terms of the indenture, then, on and after the redemption date, that note will cease to be outstanding and interest on that note will cease to accrue, whether or not the holder effects a book-entry transfer of that note or delivers that note to the paying agent. Thereafter, all other rights of the holder of that note terminate, other than the right to receive the redemption price and additional interest, if any, due on the redemption date.

If we decide to redeem the notes in part, the trustee will select the notes to be redeemed by such method it deems fair and appropriate, which method may provide for the selection for redemption of portions of the principal amounts of the notes larger than $1,000 per note. If the trustee selects a portion of a note for partial redemption and a holder converts a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

If we call notes for redemption, a holder may convert its notes only until the close of business on the second business day preceding the redemption date, unless we fail to pay the redemption price. See “Conversion Rights — Conversion upon Notice of Redemption” below.

Repurchase at Option of Holders on Certain Dates

Holders of notes may require us to repurchase their notes in whole or in part (in principal amounts of $1,000 and integral multiples thereof) on June 17, 2013, June 15, 2018 and June 15, 2023 for cash equal to

100% of the principal amount of the notes to be repurchased plus unpaid interest if accrued to, but not including, the repurchase date. To exercise its repurchase right, a holder must deliver a written repurchase notice to the paying agent, which initially is the trustee, during the period beginning at any time from the opening of business on the date that is 25 business days prior to the repurchase date until the close of business on the fifth business day prior to the repurchase date. Our repurchase obligation will be subject to certain additional conditions.

On or before the 25th business day prior to each repurchase date, we will provide to the trustee, any paying agent and to all holders of the notes, and to beneficial owners as required by applicable law, a notice stating, among other things:

•	the repurchase price;

•	the name and address of the trustee and any paying agent;

•	that notes with respect to which the holder has delivered a repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

We will also disseminate a press release through Dow Jones & Company, Inc., Bloomberg Business News or PR Newswire containing the information specified in such notice or publish that information in a newspaper of general circulation in The City of New York or on our web site, or through such other public medium as we deem appropriate at that time.

A holder’s notice electing to require us to repurchase notes must specify:

•	if such notes are in certificated form, the certificate number(s) of the notes to be repurchased;

•	the principal amount of notes to be repurchased, which must be an integral multiple of $1,000, provided that the remaining principal amount of notes is in an authorized denomination; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the indenture and the notes.

Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to 10:00 a.m., New York City time, on the business day prior to the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender such notes for conversion unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

•	the name of the holder;

•	if the notes subject to the withdrawal notice are in certificated form, the certificate number(s) of all notes subject to the withdrawal notice;

•	the principal amount of notes in respect of which the repurchase notice is being withdrawn, which must be an integral multiple of $1,000; and

•	the principal amount of notes, if any, that remains subject to the repurchase notice, which must be an integral multiple of $1,000.

If the notes are in book-entry form, the above notices must also comply with the appropriate procedures of DTC.

Holders electing to require us to repurchase notes must either effect book-entry transfer of notes in book-entry form in compliance with appropriate DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent prior to the repurchase date to receive payment of the repurchase price on the repurchase date. We will pay the repurchase price promptly after the later of the repurchase date or the time of such book-entry transfer or delivery of the notes.

If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after such date:

•	such notes will cease to be outstanding;

•	interest on such notes will cease to accrue; and

•	all rights of holders of such notes will terminate except the right to receive the repurchase price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

No notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms. See “Risk Factors — We may not be permitted to issue common stock as part of a par cash settlement and we may not have the cash necessary to settle conversions of the notes or to repurchase the notes on specified dates or following certain fundamental change transactions” in this prospectus supplement.

To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other schedule required under the Exchange Act.

We may arrange for a third party to purchase any notes for which we receive a valid repurchase notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in the terms of the notes applicable to the offer to repurchase the notes. If a third party purchases any notes under these circumstances, then interest will continue to accrue on those notes and those notes will continue to be outstanding after the repurchase date and will be fungible with all other notes then outstanding. The third party subsequently may resell those purchased notes to other investors.

Repurchase at Option of Holders upon a Fundamental Change

If a fundamental change occurs, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus unpaid interest accrued to, but not including, the repurchase date.

Within 20 days after the occurrence of a fundamental change, we are obligated to give to the holders of the notes written notice of the fundamental change and of the repurchase right arising as a result of the fundamental change and the repurchase date (which may be no earlier than 15 days and no later than 30 days after the date of such notice). We must also deliver a copy of this notice to the trustee. We will also disseminate a press release through Dow Jones & Company, Inc., Bloomberg Business News or PR Newswire announcing the occurrence of the fundamental change or publish that information in a newspaper of general circulation in The City of New York, or on our web site, or through such other public medium as we deem appropriate at that time.

To exercise its repurchase right, a holder of notes must deliver to the trustee prior to 10:00 a.m., New York City time, on the business day prior to the repurchase date written notice of such holder’s exercise of its repurchase right. Such notice must state:

•	if such notes are in certificated form, the certificate number(s) of the notes to be repurchased;

•	the portion of the principal amount of notes to be repurchased, in multiples of $1,000, provided that the remaining principal amount of notes is in an authorized denomination; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the indenture and the notes.

Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to 10:00 a.m., New York City time, on the business day prior to the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender such notes for conversion unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

•	the name of the holder;

•	if the notes subject to the withdrawal notice are in certificated form, the certificate number(s) of all notes subject to the withdrawal notice;

•	the principal amount of notes in respect of which the repurchase notice is being withdrawn, which must be an integral multiple of $1,000; and

•	the principal amount of notes, if any, that remains subject to the repurchase notice, which must be an integral multiple of $1,000.

If the notes are in book-entry form, the above notices must comply with the appropriate procedures of DTC.

Holders electing to require us to repurchase notes must either effect book-entry transfer of notes in book-entry form in compliance with appropriate DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent prior to the repurchase date to receive payment of the repurchase price on the repurchase date. We will pay the repurchase price promptly after the later of the repurchase date or the time of such book-entry transfer or delivery of the notes.

If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after such date:

•	such notes will cease to be outstanding;

•	interest on such notes will cease to accrue; and

•	all rights of holders of such notes will terminate except the right to receive the repurchase price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

A “fundamental change” will be deemed to have occurred upon the consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to our common stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of us) in connection with which 50% or more of our outstanding common stock is exchanged for, converted into or constitutes solely the right to receive consideration which is not at least 90% common equity (or American Depositary Shares representing common equity) that is or are:

•	listed on, or immediately after consummation of such transaction or event will be listed on, a national securities exchange;

•	approved, or immediately after consummation of such transaction or event will be approved, for quotation on a nationally recognized and accepted system of automated dissemination of quotation of securities prices.

No notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms. See “Risk Factors — We may not be permitted to issue common stock as part of a par cash settlement and we may not have the cash necessary to settle conversions of the notes or to repurchase the notes on specified dates or following certain fundamental change transactions” in this prospectus supplement.

To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other required schedule under the Exchange Act.

We may arrange for a third party to purchase any notes for which we receive a valid repurchase notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in the terms of the notes applicable to the offer to repurchase the notes. If a third party purchases any notes under these circumstances, then interest will continue to accrue on those notes and those notes will continue to be outstanding after the repurchase date and will be fungible with all other notes then outstanding. The third party subsequently may resell those purchased notes to other investors.

No Shareholder Rights for Holders of Notes

Holders of notes, as such, will not have any rights as our shareholders (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock).

Conversion Rights

Subject to the restrictions on ownership of our common stock and the conditions described below, holders may convert their notes initially at a conversion rate of  shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of $   per share of common stock). Upon conversion of each $1,000 principal amount of notes, we will deliver, as described under “— Conversion Settlement” below, (i) cash in an amount equal to the sum of the amounts calculated for each of the 20 trading days during the observation period (as described herein) of the lesser of the daily conversion value (as described herein) and $50 (representing 1/20th of $1,000), and (ii), at our option, cash, common stock or a combination thereof, in an amount equal to the sum of the amounts calculated for each of the 20 trading days during the observation period of any excess of the daily conversion value above $50. The conversion rate and the equivalent conversion price in effect at any given time are referred to in this prospectus supplement as the “conversion rate” and the “conversion price,” respectively, and will be subject to adjustment as described herein.

Upon conversion of a note, a holder will not receive any cash payment of interest (unless such conversion occurs after a record date and on or prior to the interest payment date to which it relates) and we will not adjust the conversion rate to account for accrued and unpaid interest. Our delivery to the holder of cash and, if applicable, common stock, if any, will be deemed to satisfy our obligation with respect to notes tendered for conversion. Accordingly, upon the conversion of notes, any accrued but unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

If a holder converts its notes and we elect to deliver any of our common stock, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of our common stock upon the conversion, if any, unless the tax is due because the holder requests the stock to be issued or delivered to a person other than the holder, in which case the holder will pay that tax prior to receipt of such common stock.

If a holder wishes to exercise its conversion right, such holder must deliver an irrevocable duly completed and manually signed conversion notice, together, if the notes are in certificated form, with the certificated security, to the conversion agent along with appropriate endorsements and transfer documents, if required or, if the notes are in book-entry form, comply with appropriate procedures of DTC, and pay any transfer or similar tax, if required. The date a holder completes these requirements for conversion is the “conversion date” under the indenture. The conversion agent will, on the holder’s behalf, convert the notes into cash and common stock, if any. Holders may obtain copies of the required form of the conversion notice from the conversion agent.

If a holder has already delivered a repurchase notice as described under either “Repurchase at Option of Holders on Certain Dates” or “Repurchase at Option of Holders upon a Fundamental Change” above, with respect to a note, that holder may not tender that note for conversion until the holder has properly withdrawn the repurchase notice.

Conversion upon Satisfaction of Market Price Condition

Prior to June 15, 2027, a holder may surrender any of its notes for conversion during any calendar quarter beginning after March 31, 2008 (and only during such calendar quarter) if, and only if, the closing sale price of our common stock for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the conversion price per share of common stock in effect on the applicable trading day. Our board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, during that 30 consecutive trading-day period.

“Closing sale price” of our common stock or other capital stock or similar equity interests or other publicly traded securities on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States national or regional securities exchange on which our common stock or such other capital stock or similar equity interests or other securities are traded or, if our common stock or such other capital stock or similar equity interests or other securities are not listed on a United States national or regional securities exchange, as reported by Pink Sheets LLC or another established over-the-counter trading market in the United States. The closing sale price will be determined without regard to after-hours trading or extended market making. In the absence of the foregoing, the “closing sale price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

“Market disruption event” means the occurrence or existence for more than one-half hour period in the aggregate on any scheduled trading day any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the applicable stock exchange or otherwise) in our common stock or in any options, contracts or future contracts in our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“Trading day” means a day during which (i) trading in our common stock generally occurs, (ii) there is no market disruption event, and (iii) a closing sale price for our common stock (other than a closing sale price referred to in the last sentence of such definition) is available for such day; provided that if our common stock is not admitted for trading or quotation on or by any exchange, bureau or organization referred to in the definition of closing sale price (excluding the last sentence of such definition), trading day shall mean any business day.

Conversion upon Satisfaction of Trading Price Condition

Prior to June 15, 2027, a holder may surrender any of its notes for conversion during the five consecutive business-day period following any 10 consecutive trading-day period in which the trading price per $1,000 principal amount of notes determined as described below was less than 98% of the product of the closing sale price of our common stock and the applicable conversion rate on each such trading day.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of notes obtained by the trustee for a $2.0 million principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, which may include the underwriters; provided that if at least three such bids cannot reasonably be obtained by the trustee, but two such bids can reasonably be obtained by the trustee, then two bids shall be used; provided, further that if at least two such bids cannot reasonably be obtained by the trustee, but one such bid can reasonably be obtained by the trustee, then one bid shall be used. If the trustee cannot reasonably obtain at least one bid for a $2.0 million principal amount of notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the closing sale price of our common stock and the conversion rate on such determination date.

The trustee shall have no obligation to determine the trading price of the notes unless we have requested such determination, and we shall have no obligation to make such request unless a holder or holders of at least $1.0 million aggregate principal amount of notes provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the closing sale price of our common stock and the conversion rate, whereupon we shall instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 98% of the product of the closing sale price of our common stock and the conversion rate.

Conversion upon Notice of Redemption

Prior to June 15, 2027, a holder may surrender for conversion any of the notes called for redemption at any time prior to the close of business on the second business day prior to the redemption date, even if the notes are not otherwise convertible at such time. The right to convert notes will expire at that time, unless we default in making the payment due upon redemption. A holder may convert fewer than all of its notes so long as the notes converted are an integral multiple of $1,000 principal amount and the remaining principal amount of notes is in an authorized denomination. However, if a holder has already delivered a repurchase notice with respect to a note, such holder may not surrender that note for conversion until it has withdrawn such notice in accordance with the terms of the notes.

Conversion upon Specified Transactions

If we elect to:

•	distribute to all holders of our common stock certain rights entitling them to purchase, for a period expiring within 60 days, our common stock at a price per share less than the closing sale price of our common stock on the trading day immediately preceding the declaration date of such distribution; or

•	distribute to all holders of our common stock assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 15% of the closing sale price of our common stock on the trading day immediately preceding the declaration date of such distribution, we must notify the holders of notes at least 25 scheduled trading days prior to the ex-dividend date for such distribution. Once we have given that notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or an announcement that such distribution will not take place. The ex-dividend date is the first date upon which a sale of our common stock does not automatically transfer the right to receive the relevant distribution from the seller of our common stock to its buyer.

In addition, if we are a party to a transaction that constitutes a fundamental change, a holder may surrender its notes for conversion at any time from and including the date that is 25 scheduled trading days prior to the anticipated effective time of the transaction up to and including the related repurchase date (the “Fundamental Change Conversion Period”). Holders who convert notes during the Fundamental Change Conversion Period will be deemed to have converted their notes “in connection with” a fundamental change, regardless of any other condition to conversion, and will be entitled to an increase (if any) in the conversion rate to the extent described below under “— Conversion Rate Adjustments — Make Whole Upon Certain Fundamental Change Transactions.” Upon the occurrence of a fundamental change, holders will also have the right to require us to repurchase their notes as set forth above under “Repurchase at Option of Holders upon a Fundamental Change.” We will notify holders of the occurrence of a fundamental change and issue a press release no later than 30 scheduled trading days prior to the anticipated effective date of such transaction.

A holder will also have the right to convert notes if we are a party to a consolidation, merger, binding share exchange or sale or conveyance of all or substantially all of its properties and assets, in each case, pursuant to which our common stock would be exchanged for cash, securities or other property, even if such transaction does not constitute a fundamental change. A holder may exercise this conversion right at any time from and including the date that is 25 scheduled trading days prior to the anticipated effective time of the transaction up to and including 15 days after the actual date of such transaction. We will notify holders at least 25 scheduled trading days prior to the anticipated effective time of such transaction.

Conversion Upon Delisting of our Common Stock

A holder may surrender any of its notes for conversion at any time beginning on the first business day after any 30 consecutive trading day period during which our common stock has ceased to be listed on a United States national securities exchange.

Conversion On and After June 15, 2027

A holder may surrender any of its notes for conversion at any time on or after June 15, 2027 until the close of business on the business day immediately preceding maturity regardless of the foregoing conditions to conversion.

Conversion Settlement

We will settle conversion of all notes validly tendered for conversion by delivering, on the third business day immediately following the last day of the related observation period (as defined below), the aggregate “daily settlement amount,” which will consist of (i) cash in an amount equal to the sum of the amounts calculated for each of the 20 trading days during the observation period (as described herein) of the lesser of the daily conversion value (as described herein) and $50 (representing 1/20th of $1,000), and (ii), at our option, cash, common stock or a combination thereof, in an amount equal to the sum of the amounts calculated for each of the 20 trading days during the observation period of any excess of the daily conversion value above $50. We refer to this type of settlement as the “par cash settlement.” We refer to the sum of the payments as the “conversion value.”

The “observation period” with respect to any note tendered for conversion means the 20 consecutive trading-day period beginning on and including the third scheduled trading day after the related conversion date.

The “daily settlement amount,” for each of the 20 trading days during the observation period, shall consist of:

•	cash in an amount equal to the lesser of $50 and the daily conversion value relating to such day; and

•	to the extent the daily conversion value exceeds $50, a number of shares of our common stock equal to the daily share amount (as defined below) for such trading day, subject to our right to deliver cash in lieu of all or a portion of such shares, as described below.

The “daily conversion value” means, for each of the 20 consecutive trading days during the observation period, one-twentieth (1/20) of the product of (1) the applicable conversion rate and (2) the closing sale price of our common stock (or the consideration into which our common stock has been exchanged in connection with certain corporate transactions) on such day.

The “daily share amount” on a given trading day means:

•	the excess of the daily conversion value over $50, divided by

•	the closing sale price of our common stock (or the consideration into which our common stock have been exchanged in connection with certain corporate transactions) on that trading day.

By the close of business on the business day prior to the first scheduled trading day of the applicable observation period, we may specify a percentage of the daily share amount that will be settled in cash (the “cash percentage”) and we will notify holders of such cash percentage by notifying the trustee (the “cash percentage notice”). If we elect to specify a cash percentage, the amount of cash that we will deliver in respect of each trading day in the applicable observation period will equal the product of: (i) the cash percentage, (ii) the daily share amount for such trading day and (iii) the closing sale price of our common stock for such trading day (provided that after the consummation of a fundamental change in which the consideration is comprised entirely of cash, the amount used in this clause (iii) shall be the cash price per share received by holders of common stock in such fundamental change). The number of shares deliverable in respect of each trading day in the applicable cash settlement averaging period will be a percentage of the daily share amount equal to 100% minus the cash percentage. If we do not specify a cash percentage by the close of business on the business day prior to the first scheduled trading day of the applicable observation period, we must settle 100% of the daily share amount for each trading day in the applicable observation period with common stock. We may, at our option, revoke any cash percentage notice by notifying the trustee; provided that we revoke such notice by the close of business on the trading day prior to the scheduled first trading day of the applicable observation period.

We will deliver cash in lieu of any fractional shares of common stock based on the closing sale price per share of our common stock on the on the last day of the applicable observation period.

We may be unable to pay the cash portion of the conversion value upon conversion of any notes by holders. Our ability to settle our conversion obligation with respect to the notes in cash may be limited by law or by our debt agreements in existence at the time of such conversion. Accordingly, we cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay any portion of the conversion value in cash. See “Risk Factors — We may not be permitted to issue common stock as part of a par cash settlement and we may not have the cash necessary to settle conversions of the notes or to repurchase the notes on specified dates or following fundamental change transactions.”

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (based on the conversion rate then in effect), as a result of holding the notes, in any of the transactions described below without having to convert their notes.

Adjustment Events

(1) If we exclusively issue common stock as a dividend or distribution on our common stock to all holders of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR’	=	CR0	x	OS’

OS0

where,

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such split or combination, as applicable;

CR’ = the conversion rate in effect immediately after the ex-dividend date for such dividend or distribution, or the effective date of such split or combination, as applicable;

OS0 = the number of shares of our common stock outstanding immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such split or combination, as applicable;

OS’ = the number of shares of our common stock outstanding immediately after the ex-dividend date for such dividend or distribution, or the effective date of such split or combination, as applicable.

(2) If we issue to all holders of our common stock any rights, warrants or convertible securities entitling them for a period of not more than 60 calendar days to subscribe for or purchase our common stock at a price per share less than the closing sale price of our common stock on the business day immediately preceding the record date fixed for such determination, the conversion rate will be adjusted based on the following formula (provided that the conversion rate will be readjusted to the extent that such rights, warrants or convertible securities are not exercised prior to their expiration):

CR’	=	CR0	x	OS0 + X

OS0 + Y

where,

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such issuance;

CR’ = the conversion rate in effect immediately after the ex-dividend date for such issuance;

OS0 = the number of shares of our common stock outstanding immediately prior to the ex-dividend date for such issuance; and

X = the total number of shares of our common stock issuable pursuant to such rights; and

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, warrants or convertible securities divided by the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on the business day immediately preceding the record date (or, if earlier, the ex-dividend date relating such distribution) for the issuance of such rights, warrants or convertible securities.

(3) If we distribute capital stock, evidences of indebtedness or any other of our assets or property (including cash, and any combination of the foregoing) to all or substantially all holders of our common stock, excluding:

•	dividends or distributions and rights or warrants referred to in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash; and

•	spin-offs to which the provisions set forth below in this paragraph (3) shall apply;

then the conversion rate will be adjusted based on the following formula:

CR’	=	CR0	x	SP0

SP0 − FMV

where,

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR’ = the conversion rate in effect immediately after the ex-dividend date for such distribution;

SP0 = the average of the closing sale prices of our common stock over the ten consecutive trading day period ending on the business day immediately preceding the record date for such distribution (or, if earlier, the ex-dividend date relating to such distribution); and

FMV = the fair market value (as determined in good faith by our board of directors) of the capital stock, evidences of indebtedness, assets or property distributed with respect to each share of our outstanding common stock on the record date for such distribution (or, if earlier, the ex-dividend date relating to such distribution.)

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off,” the conversion rate in effect immediately before 5:00 p.m., New York City time, on the record date fixed for determination of shareholders entitled to receive the distribution will be increased based on the following formula:

CR’	=	CR0	x	FMV0 +MP0

MP0

where,

CR0 = the conversion rate in effect immediately prior to the effective date of this adjustment;

CR’ = the conversion rate in effect immediately after the effective date of this adjustment;

FMV0 = the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock with respect to one share of our common stock over the first ten consecutive trading-day period after the effective date of the spin-off; and

MP0 = the average of the closing sale prices of our common stock over the first ten consecutive trading-day period after the effective date of the spin-off.

The adjustment to the conversion rate under the preceding paragraph will occur on the 10th trading day from and including the effective date of the spin-off; provided that in respect of any conversion within the ten trading days following the effective date of any spin-off, references within this paragraph (3) to “10 days” shall be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such spin-off and the conversion date in determining the applicable conversion rate.

(4) If we pay any exclusively cash dividend or distribution to all or substantially all holders of our common stock, and the aggregate of all cash dividends or distributions paid in any calendar quarter (including such cash dividend or distribution) exceeds the dividend threshold amount (as defined below) for such quarter, the conversion rate will be adjusted based on the following formula:

CR’	=	CR0	x	SP0 − T

SP0 − C

where,

CR0 = the conversion rate in effect immediately prior to the record date for such distribution;

CR’ = the conversion rate in effect immediately after the record date for such distribution;

SP0 = the average of the reported closing sale prices of our common stock over the 10 consecutive trading day period ending on the business day immediately preceding the record date for such distribution (or, if earlier, the ex-dividend date relating to such distribution);

T = the dividend threshold amount, which shall initially be $0.375 per share and which amount shall be appropriately adjusted from time to time for any share dividends on, subdivisions or combinations of, or any merger, consolidation, reclassification or other transaction, as described in the indenture, that changes the number of outstanding shares of, our common stock: provided, that if an conversion rate adjustment is required to be made as a result of a distribution that is not a quarterly dividend either in whole or in part, the dividend threshold amount shall be deemed to be zero; and

C = the amount in cash per share that we distribute to holders of our common stock.

(5) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, if the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR’	=	CR0	x	AC + (SP’ x OS’)

SP’ x OS0

where,

CR0 = the conversion rate in effect on the date such tender or exchange offer expires;

CR’ = the conversion rate in effect on the day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for stock purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’ = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires; and

SP’ = the average of the reported closing sale prices of our common stock over the 10 consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires.

If, however, the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

The adjustment to the conversion rate under the preceding paragraph will occur on the 10th trading day from and including the trading day next succeeding the date the tender or exchange offer expires; provided that in respect of any conversion within the 10 trading days following the trading day next succeeding the date the tender or exchange offer expires, references within this paragraph (5) to “10 days” shall be deemed replaced with such lesser number of trading days as have elapsed between the trading day next succeeding the date the tender or exchange offer expires and the conversion date in determining the applicable conversion rate.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. No adjustment in the conversion rate will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion rate. If the adjustment is not made because the adjustment does not change the conversion rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, if the notes are called for redemption, all adjustments not previously made will be made on the applicable redemption date.

Events That Will Not Result in Adjustments.

The applicable conversion rate will not be adjusted:

•	upon the issuance of any of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our common stock under any plan;

•	upon the issuance of any of our common stock or options or rights to purchase such stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the notes were first issued (except as described below);

•	for a change in the par value of our common stock;

•	for accrued and unpaid interest; or

•	for the avoidance of doubt, for (i) the issuance of common stock by us (other than to all or substantially all holders of our common stock) or (ii) the payment of cash by us upon conversion, redemption or repurchase of notes.

Treatment of Reference Property.

In the event of:

•	any reclassification of our common stock;

•	a transaction involving a fundamental change or other consolidation, merger or combination involving us; or

•	a sale or conveyance to another person of all or substantially all of our property and assets, in which holders of our outstanding common stock would be entitled to receive cash, securities or other property for their common stock, you will be entitled thereafter to convert your notes into cash in accordance with the terms hereof and in lieu of our common stock otherwise deliverable, the same type (in the same proportions) of consideration received by holders of our common stock in the relevant event (“reference property”).

The amount of cash and any reference property you receive will be based on the daily conversion values of reference property and the applicable conversion rate, as described above.

For purposes of the foregoing, the type and amount of consideration that a holder of our common stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election.

Treatment of Rights.  To the extent that we have a rights plan in effect upon conversion of the notes into our common stock, you will receive, in addition to our common stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from our common stock, in which case the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, our stock of beneficial interest, evidences of indebtedness or assets as described in clause (3) under “Adjustment Events” above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Voluntary Increases of Conversion Rate.  We are permitted, to the extent permitted by law and subject to the applicable rules of the NYSE, to increase the conversion rate of the notes by any amount for a period of at least 20 days if our board of directors determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase our common stock in connection with a dividend or distribution of stock (or rights to acquire stock) or similar event.

Tax Effect.  A holder may, in some circumstances (generally including the distribution of cash dividends to holders of our common stock that triggers a conversion rate adjustment), be deemed to have received a constructive dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. Because a deemed dividend would not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, we intend to, and the indenture provides that, we may, set-off any withholding tax that we are required to pay with respect to any such distribution against cash payments of interest on the notes. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain U.S. Federal Income Tax Considerations — U.S. Holders — Adjustment of Conversion Rate,” “Certain U.S. Federal Income Tax Considerations — Information Reporting and Backup Withholding” and “Certain U.S. Federal Income Tax Considerations — Non-U.S. Holders — Disposition.”

Make Whole Upon Certain Fundamental Change Transactions

If a transaction involving a fundamental change occurs prior to June 17, 2013, and if you elect to convert your notes in connection with any such fundamental change (any conversion during the Fundamental Change Conversion Period will be deemed to be “in connection with” a fundamental change, regardless of any other condition to conversion), the conversion rate for any such notes tendered for conversion will be increased by a number of additional shares of our common stock (the “additional shares”). The number of additional shares will be determined by reference to the table below, based on the date on which the fundamental change transaction occurs or becomes effective (the “effective date”) and the price (the “share price”) paid per share of our common stock in the fundamental change transaction. If holders of our common stock receive only cash in the fundamental change transaction, the share price will be the cash amount paid per share. Otherwise, the share price will be the average of the closing sale prices of our common stock over the five trading-day period ending on the trading day preceding the effective date of the fundamental change.

The share prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted share prices will equal the share prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares of stock will be adjusted in the same manner as the conversion rate as set forth under “Conversion Rate Adjustments.”

The following table sets forth the share price paid per share of our common stock in the fundamental change transaction and the number of additional shares of stock per $1,000 principal amount of notes by which the conversion rate will be increased:

Effective Date	Effective Price

March , 2008
June , 2009
June , 2010
June , 2011
June , 2012
June , 2013

The exact share prices and effective dates may not be set forth in the table above, in which case:

•	If the share price is between two share price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares of stock will be determined by a straight-line interpolation between the number of additional shares of stock set forth for the higher and lower share price amounts and the two dates, as applicable, based on a 365-day year.

•	If the share price is greater than $ per share (subject to adjustment), the conversion rate will not be adjusted.

•	If the share price is less than $ per share (subject to adjustment), the conversion rate will not be adjusted.

Notwithstanding the foregoing, in no event will the total number of our common stock issuable upon conversion exceed   per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth above under “Conversion Rate Adjustments.”

Settlement of Conversions in a Fundamental Change

As described above under “— Conversion Rate Adjustments — Treatment of Reference Property,” upon effectiveness of any fundamental change, the notes will be convertible into reference property or cash and reference property, as applicable. If, as described above, we are required to increase the conversion rate by the additional shares of stock as a result of the fundamental change, notes surrendered for conversion will be settled as follows:

•	If the last day of the applicable 20-trading day observation period related to notes surrendered for conversion is prior to the third trading day preceding the effective date of the fundamental change, we will settle such conversion as described above under “— Conversion Settlement” by delivering the amount of cash, our common stock (based on the conversion rate without regard to the number of additional shares of stock to be added to the conversion rate as described above) or combination thereof, on the third trading day immediately following the last day of the applicable observation period. In addition, as soon as practicable following the effective date of the fundamental change, we will deliver the increase in such amount of cash and reference property deliverable in lieu of our common stock, if any, as if the conversion rate had been increased by such number of additional shares of stock during the related observation period (and based upon the related closing sale prices during such observation period). If such increased amount results in an increase to the amount of cash to be paid to holders, we will pay such increase in cash, and if such increased settlement amount results in an increase to the number of shares, we will deliver such increase by delivering reference property based on such increased number of shares.

•	If the last day of the applicable observation period related to notes surrendered for conversion is on or following the third scheduled trading day preceding the effective date of the fundamental change, we will settle such conversion as described above under “— Conversion Settlement” (based on the conversion rate as increased by the additional shares of stock described above) on the later to occur of (1) the effective date of the transaction and (2) third trading day immediately following the last day of the applicable observation period.

Ownership Limit

In order to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, no person may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code, more than 9.8% of the value of our outstanding capital stock, subject to certain exceptions. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes for our common stock to the extent that receipt of such common stock would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in our articles of incorporation. See “Description of Common Stock — Restrictions on Ownership Limits” in the accompanying prospectus.

Calculations in Respect of the Notes

Except as explicitly specified otherwise herein, we will be responsible for making all calculations required under the notes. These calculations include, but are not limited to, determinations of the closing sale price of the common stock, accrued interest payable on the notes, the conversion price and the conversion rate; and any adjustments thereto, applicable to the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon request of the holder.

Merger, Consolidation or Sale

In addition to the conditions set forth under “Description of Debt Securities — Merger, Consolidation or Sale” in the accompanying prospectus, we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, only if

•	the successor corporation (if not us), or the corporation to whom all or substantially all our assets are sold or leased, is organized in the United States or any political subdivision thereof; and

•	as a result of such transaction, the notes become convertible into common stock or other securities issued by a third party, and such third party assumes or fully and unconditionally guarantees all obligations under the notes and the indenture.

Events of Default, Notice and Waiver

In addition to the Events of Default specified under “Description of Debt Securities — Events of Default, Notice and Waiver” in the accompanying prospectus, the following events shall also constitute “Events of Default” with respect to the notes:

•	failure to pay principal of any of the notes when the same becomes due and payable prior to the stated maturity date on any date of redemption or repurchase or otherwise;

•	default in the delivery when due of the conversion value, on the terms set forth in the indenture and the notes, upon exercise of a holder’s conversion right in accordance with the indenture and the continuation of such default for 10 days;

•	our failure to provide notice of the occurrence of a fundamental change when required under the indenture, and such failure continues for a period of 10 days; and

•	the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or any of its subsidiaries in an aggregate amount (excluding amounts covered by insurance) in excess of $25 million and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount (excluding amounts covered by insurance) in excess of $25 million for a period of 30 consecutive days.

In addition to the exceptions for waiving past defaults as specified under “Description of Debt Securities — Events of Default, Notice and Waiver” in the accompanying prospectus, holders of a majority in principal amount of the outstanding notes may not waive any past default and its consequences where the default relates to the second bullet above.

Modification of the Indenture

In addition to the changes or modifications to the indenture where we are required to obtain the consent of each holder affected thereby as specified under “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus, we must obtain the consent of each holder of the notes affected by a change to make any changes that:

•	reduce the conversion rate or adversely affect the calculation of the conversion value in accordance with the indenture;

•	adversely affect the rights of a holder to convert notes in accordance with the indenture;

•	reduce the redemption price, repurchase price or fundamental change repurchase price;

•	adversely changes the Company’s obligations to make any redemption or repurchase payments applicable to the notes.

A note shall be deemed outstanding if it has been authenticated and delivered under the indenture unless, among other things, such note has matured or been canceled, converted, redeemed or repurchased.

The indenture provides that the holders of not less than a majority in principal amount of outstanding notes have the right to waive compliance by us with specified covenants in the indenture in respect of the notes.

In addition to the modifications and amendments to the indenture not requiring the consent of any holder as specified under the “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus, we and the trustee will be permitted without the consent of any holder when authorized by our board of directors to:

•	provide for conversion rights of holders of notes if any reclassification or change of our common stock or any consolidation, merger or sale of all or substantially all of our property or assets occurs as set forth in the indenture; and

•	amend or supplement any provisions of the indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the holders of any debt securities then outstanding under any indenture.

The indenture contains provisions for convening meetings of the holders of the notes, which are described under “Description of Debt Securities — Meetings of the Holders of Debt Securities” in the accompanying prospectus.

Discharge, Defeasance and Covenant Defeasance

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at stated maturity, or any repurchase date or following the end of the related observation period upon conversion, or upon conversion or otherwise, cash or common stock (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture. See “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” in the accompanying properties. The notes will not be subject to defeasance or covenant defeasance.

Governing Law

The indenture is and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee

U.S. Bank National Association will be the trustee, registrar, conversion agent, bid solicitation agent and paying agent for the notes.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Book-Entry Procedures

The notes will be issued in the form of one or more fully-registered global notes in book-entry form, which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, and registered in the name of DTC’s nominee, Cede & Co. Except as set forth below, the global notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole holder of the notes represented by such global note for all purposes under the indenture and the beneficial owners of the notes will be entitled only to those rights and benefits afforded to them in accordance with DTC’s regular operating procedures. Upon specified written instructions of a participant in DTC, DTC will have its nominee assist participants in the exercise of certain holders’ rights, such as demand for acceleration of maturity or an instruction to the trustee. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture.

If (i) DTC is at any time unwilling or unable to continue as depositary or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days, (ii) an Event of Default under the indenture relating to the notes has occurred and is continuing or (iii) we, in our sole discretion, determine at any time that the notes shall no longer be represented by a global note, we will issue individual notes in certificated form of the same series and like tenor and in the applicable principal amount in exchange for the notes represented by the global note. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of individual notes in certificated form of the same series and like tenor, equal in principal amount to such beneficial interest and to have the notes in certificated form registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the notes. The notes will be issued as fully-registered notes registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.

DTC, the world’s largest depositary, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC’s direct participants deposit with DTC.

DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by The NYSE, the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has Standard & Poor’s highest rating: AAA. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The beneficial interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in notes, except in the event that use of the book-entry system for the notes is discontinued. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Such limits and such laws may impair the ability of such persons to own, transfer or pledge beneficial interests in a global note.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts the notes will be credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the regular record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

We will pay principal of and interest on the notes in same-day funds to the trustee and from the trustee to DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records upon DTC’s receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of us, the trustee, DTC, or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is the responsibility of us or the trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

A beneficial owner of notes shall give notice to elect to have its notes purchased or tendered, through its participant, to the conversion agent and shall effect delivery of such notes by causing the direct participant to transfer the participant’s interest in notes, on DTC’s records, to the conversion agent. The requirement for physical delivery of notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered notes to the conversion agent’s DTC account.

DTC may discontinue providing its services as securities depositary for the notes at any time by giving us reasonable notice. Under such circumstances, if a successor securities depositary is not obtained, we will print and deliver certificated notes. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, we will print and deliver certificated notes.

We, the underwriters and the trustee will have no responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a general discussion of the material U.S. federal income tax considerations applicable to initial beneficial owners of notes who purchase notes at their original issue price and hold the notes as capital assets. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), income tax regulations promulgated thereunder, judicial positions, published positions of the Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the tax consequences that may be relevant to a particular holder or to holders subject to special treatment under the Code, such as financial institutions, brokers, dealers in securities and commodities, insurance companies, former U.S. citizens or long-term residents, regulated investment companies, real estate investment trusts, tax-exempt organizations, persons subject to the alternative minimum tax, persons that are, or that hold their notes through, partnerships or other pass-through entities, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, or persons that hold notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes. Except as specifically provided below with respect to non-U.S. holders (as defined below), the discussion is limited to beneficial owners of notes that are U.S. holders. This discussion is a supplement to, and should be read in conjunction with, the accompanying prospectus (including the discussion in the prospectus under the heading “Federal Income Tax Considerations”).

For purposes of this discussion, a U.S. holder means a beneficial owner of notes that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (a) a U.S. court is able to exercise primary supervision over the administration of such trust; and one or more U.S. persons have authority to control all substantial decisions of the trust, or (b) it has a valid election in place to be treated as a U.S. person.

If a partnership, including an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of the notes, the treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Such partners and partnerships are urged to consult their own tax advisors.

A non-U.S. holder means any beneficial owner of a note that is not a U.S. holder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If you are considering buying the notes, we urge you to consult your tax advisor about the particular federal, state, local and foreign tax consequences of the acquisition, ownership and disposition of the notes and the application of the U.S. federal income tax laws to your particular situation.

U.S. Holders

Interest

A U.S. holder generally will be required to report interest earned on the notes as ordinary income in accordance with the U.S. holder’s regular method of tax accounting. In general, if the terms of a debt instrument entitle a holder to receive payments, other than certain fixed periodic interest payments, that, in aggregate, exceed the issue price of the instrument by an amount equal to or greater than a de minimis amount, the debt instrument may be treated as issued with “original issue discount,” in which case the holder would, regardless of its regular method of tax accounting, be required to accrue interest income using a constant yield method over the term of the instrument. The notes are not expected to be issued with original issue discount for U.S. federal income tax purposes.

Disposition

Upon the sale, exchange, redemption, retirement, repurchase or other taxable disposition of a note (other than a conversion into a combination of cash and common shares), a U.S. holder who acquired the note upon its issuance will generally recognize capital gain or loss equal to the difference (if any) between the amount realized (other than amounts attributable to accrued but unpaid stated interest which will be taxable as ordinary income if not previously included in such holder’s income) and such U.S. holder’s tax basis in the note. The U.S. holder’s tax basis for a note generally will be the purchase price for the note. Such gain or loss will generally be treated as long-term capital gain or loss if the note was held for more than one year. Long-term capital gain recognized by certain noncorporate U.S. holders generally will be subject to a preferential tax rate. In this regard, the Tax Increase Prevention and Reconciliation Act of 2005 extended the 15% maximum U.S. federal income tax rate on net long-term capital gains recognized by domestic non-corporate taxpayers to taxable years beginning before January 1, 2011. Subject to limited exceptions, capital losses cannot be used to offset a U.S. holder’s ordinary income.

Conversion of the Notes

If we decide to satisfy the conversion obligation in part cash and part common shares, a U.S. holder will recognize as taxable income any gain realized in the conversion to the extent of the cash received (excluding amounts or shares allocable to interest, which will be taxable as ordinary income, and cash received in lieu of a fractional common share), but no loss will be recognized on such conversion. The U.S. holder’s tax basis in the common shares permitted to be received tax-free will equal the U.S. holder’s tax basis in the corresponding note (reduced by any tax basis allocable to a fractional common share), less the amount of cash received (excluding amounts allocable to accrued but unpaid interest and cash received in lieu of a fractional common share), plus the amount of taxable gain recognized on the conversion. The U.S. holder’s holding period for the common shares received will include the holding period for the corresponding note (except for any common shares received allocable to accrued but unpaid interest, which will have a holding period beginning on the day of conversion). Cash received in lieu of a fractional common share upon conversion of the notes will generally be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional common share generally will result in capital gain or loss measured by the difference between the cash received for the fractional share and the holder’s adjusted tax basis allocable to the fractional share. Alternatively, in the event that we decide to satisfy the conversion obligation entirely in cash, the U.S. holder will recognize gain or loss equal to the difference between the proceeds received by such U.S. holder (excluding amounts attributable to accrued but unpaid interest which will be taxable as ordinary income) and the U.S. holder’s adjusted tax basis in the note. See “— Disposition” above.

Any common shares received upon a conversion of a note would be subject to the rules described in the accompanying prospectus regarding taxation and backup withholding of U.S. federal income tax on distributions on, or sales or other dispositions of, our common shares. See “Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Taxable U.S. Stockholders” and “Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Tax-Exempt Stockholders” in the accompanying prospectus.

Adjustment of Conversion Rate

The conversion rate of the notes is subject to adjustment under certain circumstances (see “Description of Notes — Conversion Rights — Conversion Rate Adjustments”). Certain adjustments to (or the failure to make such adjustments to) the conversion rate of the notes that increase a U.S. holder’s proportionate interest in our assets or earnings and profits may result in a taxable constructive distribution to the U.S. holder, whether or not the U.S. holder ever converts the notes. This would occur, for example, for an adjustment to the conversion rate to compensate holders of notes for distributions of cash or property to our shareholders. Any such constructive distribution will be treated as a dividend for tax purposes, resulting in ordinary income, to the extent of our current or accumulated earnings and profits as determined for federal income tax purposes. Because we are a REIT, dividends paid by us will generally not be “qualified dividends” and thus will be taxed at the tax rates applicable to ordinary income rather than the 15% rate applicable to certain qualified dividends. As a result, U.S. holders could have taxable income as a result of an event pursuant to which they receive no cash or property. Generally, a U.S. holder’s tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. Moreover, if there is an adjustment (or a failure to make an adjustment) to the conversion rate of the notes that increases the proportionate interest of the holders of outstanding common shares in our assets or earnings and profits, then such increase in the proportionate interest of the holders of the common shares generally will be treated as a constructive distribution to such holders of common shares, taxable as described above.

Non-U.S. Holders

Interest

The rules governing the U.S. federal income taxation of non-U.S. holders are complex, and no attempt will be made herein to provide more than a summary of such rules. Prospective non-U.S. holders should consult with their own tax advisors to determine the impact of U.S. federal, state, local, and non-U.S. laws with regard to the notes.

A non-U.S. holder generally, but subject to the rules described below under “— Information Reporting and Backup Withholding,” will not be subject to U.S. federal income or withholding tax on payments of interest on a note, provided that

•	the non-U.S. holder is not:

•	a direct or indirect owner of 10% or more of the total voting power of all our voting stock;

•	a controlled foreign corporation related (directly or indirectly) to us through stock ownership; or

•	a bank whose receipt of interest on a note is pursuant to a loan agreement entered into in the ordinary course of business;

•	such interest payments are not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States; and

•	we or our paying agent receives certain information from the non-U.S. holder (or a financial institution that holds the notes in the ordinary course of its trade or business), including certification that such holder is a non-U.S. holder.

A non-U.S. holder that is not exempt from tax under these rules generally will be subject to U.S. federal income tax withholding at a rate of 30% unless:

•	the income is effectively connected with the conduct of a U.S. trade or business; or

•	an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.

Except to the extent provided by an applicable tax treaty, interest on a note that is effectively connected with the conduct by a non-U.S. holder of a trade or business in the U.S. generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally (and, if realized by corporate holders, may also be subject to a 30% branch profits tax, which is generally imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to a United States trade or business). If interest is subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, payments of such interest or of the disposition proceeds will not be subject to U.S. withholding tax so long as the non-U.S. holder timely provides us or the paying agent with an IRS Form W-8ECI. To claim the benefit of an income tax treaty, the non-U.S. holder must timely provide the appropriate, properly executed IRS forms.

Disposition

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax to the extent the note is converted into our common shares. To the extent a non-U.S. holder recognizes any gain as a result of the receipt of cash in the conversion (including the receipt of cash in lieu of a fractional common share upon conversion), such gain would be subject to the rules described below with respect to the sale or exchange of a note. To the extent that a non-U.S. holder receives upon conversion any cash or common shares attributable to accrued but unpaid interest not previously included in income, such shares would be subject to the rules described above for interest.

Any common shares received upon a conversion of a note would be subject to the rules described in the accompanying prospectus regarding taxation and withholding of U.S. federal income tax on distributions on, or sales or other dispositions of, our common shares held by a non-U.S. holder. See “Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Non-U.S. Stockholders” in the accompanying prospectus.

The conversion rate of the notes is subject to adjustment in certain circumstances. Any such adjustment (or failure to make such adjustment) could, in certain circumstances, give rise to a deemed distribution to non-U.S. holders. See “ — U.S. Holders — Adjustment of Conversion Rate” above. In such case, the deemed distribution would be subject to the rules described in the accompanying prospectus regarding taxation and withholding of U.S. federal income tax on dividends in respect of common shares. See “Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Non-U.S. Stockholders” in the accompanying prospectus. Any resulting withholding tax attributable to deemed dividends would be collected from interest payments made on the notes.

Generally, but subject to the rules described below under “— Information Reporting and Backup Withholding — Non-U.S. Holders,” a non-U.S. holder will not be subject to U.S. federal income or withholding tax on gains from the sale or other taxable disposition of a note unless:

•	such gains are effectively connected with the conduct by the non-U.S. holder of a trade or business within the U.S. and, if the non-U.S. holder is entitled to the benefits under an applicable tax treaty, attributable to a permanent establishment or a fixed base in the U.S.;

•	such non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and meets certain other requirements; or

•	the notes constitute a U.S. real property interest within the meaning of the Foreign Investment in Real Property Tax Act, which is referred to as FIRPTA.

Except to the extent provided by an applicable tax treaty, a non-U.S. holder generally will be subject to U.S. federal income tax with respect to gain from the sale or disposition of a note that is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States on a net basis at the rates applicable to U.S. persons generally (and non-U.S. holders that are corporations may also be subject to a 30% branch profits tax (or at a reduced rate under an applicable income tax treaty), which is generally imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to a United States trade or business). If such gains are realized by a non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year, then such individual generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains from U.S. sources (including gains from the sale or other disposition of the notes) exceed capital losses allocable to U.S. sources. To claim the benefit of an income tax treaty, the non-U.S. holder must timely provide the appropriate, properly executed IRS forms. If the notes were to constitute a U.S. real property interest under FIRPTA, a sale or exchange of a note would generally be subject to the rules described in the accompanying prospectus regarding taxation and withholding of U.S. federal income tax on sales of common shares under FIRPTA. The notes will not constitute a U.S. real property interest for purposes of FIRPTA if we are a domestically-controlled REIT. We believe that currently we are, and expect to continue to be, a domestically-controlled REIT and, therefore, that a sale of the notes would not be subject to taxation under FIRPTA. However, because our stock is publicly traded, we cannot assure you that we will be a domestically-controlled REIT at all times in the future. See “Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Non-U.S. Stockholders” in the accompanying prospectus.

Information Reporting and Backup Withholding

U.S. Holders

In general, information reporting will apply to a U.S. holder (other than an “exempt recipient,” including a corporation and certain other persons who, when required, demonstrate their exempt status) with respect to:

•	any payments made of principal of and interest on the notes; and

•	payment of the proceeds of a sale or other disposition of the notes before maturity.

In addition, “backup withholding” at the applicable statutory rate may apply to such amounts if a U.S. holder fails to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules. As described in “U.S. Holders — Adjustment of Conversion Rate” above, certain adjustments to (or failures to make an adjustment to) the conversion rate of the notes may result in a deemed dividend to the holder of a note. Any backup withholding obligation attributable to such deemed dividends would be collected from interest payments made on the notes.

Any backup withholding is not an additional tax and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided that the required information is provided to the IRS.

Non-U.S. Holders

Payments to a non-U.S. holder of interest on a note generally will be reported to the IRS and to the non-U.S. holder. Copies of applicable IRS information returns may be made available, under the provisions of a specific tax treaty or agreement, to the tax authorities of the country in which the non-U.S. holder resides. Additional information reporting and backup withholding will not apply to payments of interest with respect to which either the requisite certification that the non-U.S. holder is not a U.S. person for U.S. federal income tax purposes, as described under the heading “Non-U.S. Holders — Interest” above, has been received or an exemption has otherwise been established provided that neither we nor our paying agent have actual knowledge or reason to know that the non-U.S. holder is a U.S. person that is not an exempt recipient or that the conditions of any other exemption are not, in fact, satisfied.

As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of a note effected at a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of a note by a foreign office of a broker that:

•	is a U.S. person;

•	derives 50% or more of its gross income for a specified three-year period from the conduct of a trade or business in the U.S.;

•	is a “controlled foreign corporation” (a foreign corporation controlled by certain U.S. shareholders) for U.S. tax purposes; or

•	is a foreign partnership, if at any time during its tax year more than 50% of its income or capital interests are held by U.S. persons or if it is engaged in the conduct of a trade or business in the U.S., unless the broker has documentary evidence in its records that the holder or beneficial owner is a non-U.S. holder and certain other conditions are met, or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of a note effected at a U.S. office of a broker is subject to both backup withholding and information reporting unless the holder certifies under penalty of perjury that the holder is a non-U.S. holder, or otherwise establishes an exemption; provided that, in either case, neither we nor any withholding agent knows or has reason to know that the holder is a United States person or that the conditions of any other exemptions are in fact not satisfied.

Upon surrender of a note for conversion, we may deduct and withhold from the consideration otherwise deliverable to such holder any amount required to be deducted and withheld under the backup withholding rules.

Any backup withholding is not an additional tax and may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, provided that the required information is provided to the IRS.

UNDERWRITING

Citigroup Global Markets Inc., Banc of America Securities LLC and Wachovia Capital Markets, LLC are acting as joint bookrunning managers of the offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Principal Amount
Underwriter	of Notes

Citigroup Global Markets Inc.	$
Banc of America Securities LLC
Wachovia Capital Markets, LLC

Total	$

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed     % of the principal amount of the notes. The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel to the underwriters, including the validity of the notes and other conditions contained in the underwriting agreement. After the initial offering of the notes to the public, the representatives may change the public offering price and concessions.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to $      additional principal amount of notes at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering overallotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a principal amount of additional notes approximately proportionate to that underwriter’s initial purchase commitment.

We, and certain of our officers, have agreed that, for a period of 60 days from the date of this prospectus supplement, we and they will not, without the prior written consent of Citigroup Global Markets Inc., Banc of America Securities LLC and Wachovia Capital Markets, LLC, dispose of or hedge any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock, except for issuances (i) pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding at the time the underwriting agreement is executed and delivered, (ii) of employee stock options and restricted shares pursuant to the terms of any equity incentive plan in effect at the time the underwriting agreement is executed and delivered, (iii) in connection with acquisitions, joint ventures and similar types of arrangements as long as the recipients of those securities also agree not to sell or transfer those securities without the prior written consent of the underwriters for a period of 60 days after the date of this prospectus supplement, (iv) pursuant to our dividend reinvestment and stock purchase plan of the Company in effect at the time the underwriting agreement is executed and delivered, and (v) of no more than 100 shares, for no consideration, to one or more persons unaffiliated with us as door or drawing prizes in connection with our marketing efforts. Citigroup Global Markets Inc., Banc of America Securities LLC and Wachovia Capital Markets, LLC, in their sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional notes.

Paid by National Retail Properties, Inc.
	No		Full
	Exercise		Exercise

Per note		%		%
Total	$		$

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include overallotment, syndicate covering transactions and stabilizing transactions. Overallotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of notes made in an amount up to the principal amount represented by the underwriters’ overallotment option. In determining the source of notes to close out the covered syndicate short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the overallotment option. Transactions to close out the covered syndicate short involve either purchases of the notes in the open market after the distribution has been completed or the exercise of the overallotment option. The underwriters may also make “naked” short sales of notes in excess of the overallotment option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of notes in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time without notice.

We estimate that our total expenses for this offering will be approximately $500,000.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fourth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+4, to specify alternative settlement arrangements to prevent a failed settlement.

The underwriters have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. We intend to use a portion of the net proceeds of this offering to reduce borrowings under our $400 million unsecured revolving credit facility. Wachovia Capital Markets, LLC was the sole lead arranger and book manager for the credit facility. In addition, an affiliate of Wachovia Capital Markets, LLC is the administrative and co-syndication agent and a lender, and affiliates of Citigroup Global Markets Inc. and Banc of America Securities LLC are lenders under the credit facility. Both entities will receive their proportionate share of the amount repaid under the credit facility with the net proceeds of this offering.

The base prospectus and the prospectus supplement, together the prospectus, in electronic format may be made available on the websites maintained by one or more of the underwriters.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Selling Restrictions

Each underwriter intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers notes or has in its possession or distributes the prospectus or any other material with respect to this offering.

Each underwriter has represented, warranted and agreed that:

•	it has not made or will not make an offer of Securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by the Company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (FSA);

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) in relation to the Securities to persons who have professional experience in matters relating to investments falling with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which the financial promotion restriction in section 21 of FSMA does not apply; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes included in this offering in, from or otherwise involving the United Kingdom.

Any investor purchasing the notes in the offering is solely responsible for ensuring that any offer or resale of the notes it purchased in the offering occurs in compliance with applicable laws and regulations.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the notes that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of notes described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the notes to the public in France.

Such offers, sales and distributions will be made in France only

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The notes may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Washington, D.C., as our securities and tax counsel. Certain legal matters will be passed upon for the underwriters by Hunton & Williams LLP.

EXPERTS

The consolidated financial statements of National Retail Properties, Inc. and subsidiaries at December 31, 2007, and for each of the years in the two-year period ended December 31, 2007, appearing in National Retail Properties, Inc. Annual Report (Form 10-K), as amended, for the year ended December 31, 2007 (including schedules appearing therein), and National Retail Properties, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated statements of earnings, stockholders’ equity, and cash flows of National Retail Properties, Inc. and subsidiaries for the year ended December 31, 2005 have been incorporated by reference herein, and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm as of February 22, 2008, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. Our SEC filing number is 001-11290. You may read and copy any document that we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our filings are available to the public at the SEC’s Internet site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the ticker symbol “NNN.” You may inspect our reports, proxy statements and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement (of which this prospectus supplement and the accompanying prospectus is a part) on Form S-3 under the Securities Act of 1933 with respect to our securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, including the exhibits and schedules thereto, certain parts of which are omitted as permitted by the rules and regulations of the SEC.

We are incorporating by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information in this prospectus supplement. We incorporate by reference the documents listed below, which we have filed with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934.

•	Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2007, filed with the SEC on February 25, 2008.

•	Proxy Statement on Schedule 14A relating to the 2007 annual meeting of stockholders, filed with the SEC on April 3, 2007.

•	Current Report on Form 8-K dated February 18, 2007, filed with the SEC on February 20, 2007.

•	The description of our common stock contained in the Registration Statement on Form 8-A, filed with the SEC on July 22, 1992.

All documents that we file after the date of this prospectus supplement but before we terminate the offering of our securities shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and will be part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any information in that document that is meant to supersede or modify any existing statement in this prospectus supplement will so supersede or modify the statement as appropriate.

You may request a copy of any or all of the documents incorporated by reference in this prospectus supplement, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents), at no cost, by writing or telephoning our offices at the following address:

National Retail Properties, Inc.
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Attention: Kevin B. Habicht
(telephone number (407) 265-7348)

PROSPECTUS

Commercial Net Lease Realty, Inc.

Debt Securities, Preferred Stock, Depositary Shares,
Common Stock and Warrants

We, Commercial Net Lease Realty, Inc., may from time to time offer, in one or more series, separately or together, the following:

•	our debt securities, which may be either senior debt securities or subordinated debt securities;

•	shares of our preferred stock;

•	shares of our preferred stock represented by depositary shares;

•	shares of our common stock; and/or

•	warrants to purchase shares of our common or preferred stock.

Our common stock is listed on the New York Stock Exchange under the trading symbol “NNN.”

We will offer our securities in amounts, at prices and on terms to be determined at the time we offer such securities.

When we sell a particular series of securities, we will prepare a prospectus supplement describing the offering and the terms of that series of securities. Such terms may include limitations on direct or beneficial ownership and restrictions on transfer of our securities being offered that we believe are appropriate to preserve our status as a real estate investment trust for federal income tax purposes.

We may offer our securities directly, through agents we may designate from time to time, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth or will be calculable from the information set forth in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of such class or series of the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2006.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may sell:

•	debt securities,

•	preferred stock,

•	preferred stock represented by depositary shares,

•	common stock, and

•	warrants to purchase shares of common stock

either separately or in units, in one or more offerings. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about Commercial Net Lease Realty, Inc. and the securities offered under this prospectus. That registration statement can be read at the SEC’s Internet site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document that we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our filings are available to the public at the SEC’s Internet site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the ticker symbol “NNN.” You may inspect our reports, proxy statements and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement (of which this prospectus is a part) on Form S-3 under the Securities Act of 1933 with respect to our securities. This prospectus does not contain all of the information set forth in the registration statement, including the exhibits and schedules thereto, certain parts of which are omitted as permitted by the rules and regulations of the SEC.

We are incorporating by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, except for any information superseded by information in this prospectus. We incorporate by reference the documents listed below, which we have filed with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC on February 27, 2006 (File No. 001-11290).

•	Current Report on Form 8-K dated February 3, 2006, filed with the SEC on February 8, 2006 (File No. 001-11290).

•	Current Report on Form 8-K dated February 8, 2006, filed with the SEC on February 14, 2006 (File No. 001-11290).

•	Current Report on Form 8-K dated February 9, 2006, filed with the SEC on February 15, 2006 (File No. 001-11290).

•	The description of our common stock contained in the Registration Statement on Form 8-A, filed with the SEC on July 22, 1992 (File No. 001-11290).

All documents that we file after the date of this prospectus but before we terminate the offering of our securities shall be deemed to be incorporated by reference in this prospectus and will be part of the prospectus from the date we file that document. Any information in that document that is meant to supersede or modify any existing statement in this prospectus will so supersede or modify the statement as appropriate.

You may request a copy of any or all of the documents incorporated by reference in this prospectus, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents), at no cost, by writing or telephoning our offices at the following address:

Commercial Net Lease Realty, Inc.
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
Attention: Kevin B. Habicht
(telephone number: (407) 265-7348)

COMMERCIAL NET LEASE REALTY

We are a fully integrated real estate investment trust (“REIT”) for federal income tax purposes, formed in 1984. Our operations are divided into two primary business segments: (i) investment assets, including real estate assets, structured finance investments and mortgage residual interests, and (ii) inventory real estate assets (“Inventory Assets”). The real estate investment assets and structured finance investments (included in mortgages and notes receivable on the balance sheet), are operated through us and our wholly owned qualified REIT subsidiaries. We directly and indirectly, through investment interests, acquire, own, invest in, manage and develop primarily retail properties that are generally leased to established tenants under long-term commercial net leases (“Investment Properties”). As of December 31, 2005, we owned 524 Investment Properties, with an aggregate gross leasable area of 9,227,000 square feet, located in 41 states and leased to established tenants, including Academy, Barnes & Noble, Best Buy, Susser (Circle K), CVS, Eckerd, OfficeMax, The Sports Authority and the United States of America. In addition to the Investment Properties, as of December 31, 2005, we had $27,805,000 and $55,184,000 in structured finance investments and mortgage residual interest assets, respectively.

The Inventory Assets are operated through our wholly owned qualified REIT subsidiaries as well as our taxable REIT subsidiaries and their majority-owned and controlled subsidiaries (the “TRS”). The TRS, directly and indirectly, through investment interests, owns real estate primarily for the purpose of selling the real estate to purchasers who are looking for replacement like-kind exchange property or to other purchasers with different investment objectives (“Inventory Properties”). The TRS develops Inventory Properties (“Development Properties”) and also acquires existing Inventory Properties (“Exchange Properties”). As of December 31, 2005, the TRS owned 17 Development Properties (one completed, 12 under construction, and four land parcels) and 46 Exchange Properties.

Our address and phone number are:

Commercial Net Lease Realty, Inc.
450 S. Orange Avenue
Suite 900
Orlando, Florida 32801
(407) 265-7348

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of securities for one or more of the following:

•	repayment of debt,

•	acquisition of additional properties,

•	facility improvements and expansion fundings,

•	redemption or repurchase of any preferred stock or debt outstanding, and

•	working capital and general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

	Year Ended December 31,
	2005	2004	2003	2002	2001

Consolidated ratio of earnings to fixed charges	2.76	2.87	2.82	2.79	2.08
Consolidated ratio of earnings to fixed charges and preferred dividends	2.43	2.46	2.44	2.43	2.08	*

* Prior to 2002, we did not have preferred dividends.

For the purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income before taxes and extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, and amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized. The ratios of earnings to fixed charges and preferred dividends were computed by dividing our earnings by fixed charges and preferred dividends.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities being offered and the extent to which such general provisions may apply are set forth in the Indenture (as defined in the following paragraph) or will be set forth in one or more indenture supplements and described in the applicable prospectus supplement. Therefore, you should read both the applicable prospectus supplement and the description of the debt securities set forth in this prospectus for a description of the terms of any series of our debt securities.

General

Our debt securities will be secured or unsecured direct obligations and may be senior or subordinated to our other indebtedness. Our debt securities will be issued under the Indenture, dated as of March 25, 1998, between us and Wachovia Bank, National Association (successor to First Union National Bank, a national banking association organized under the laws of the United States of America), as trustee (the “Indenture”). The Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The Indenture is, and any supplement thereto will be, subject to, and governed by, the Trust Indenture Act of 1939. Any statements made in this prospectus that relate to the Indenture and our debt securities are only summaries of those provisions and are not meant to replace or modify those provisions. Capitalized terms used but not defined in this prospectus shall have the respective meanings set forth in the Indenture.

The Indenture permits:

•	the debt securities to be issued without limits as to aggregate principal amount,

•	the debt securities to be issued in one or more series, in each case as established from time to time by our Board of Directors or as set forth in the Indenture or one or more indentures supplemental to the Indenture,

•	debt securities of one series to be issued at varying times, and

•	a series to be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

We may, but need not, designate more than one trustee in connection with the Indenture, each with respect to one or more series of debt securities. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. If two or more persons are acting as trustee with respect to different series of debt securities, each of those trustees will be considered a trustee of a trust under the Indenture separate and apart from the trust administered by any other trustee. Unless this prospectus states otherwise, a trustee will only be permitted to take action with respect to the one or more series of debt securities for which it is trustee under the Indenture.

The following summaries set forth certain general terms and provisions of the Indenture and our debt securities. The prospectus supplement relating to the series of debt securities being offered will contain further terms of the debt securities of that series, including the following specific terms:

(1) the title of the debt securities;

(2) the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

(3) the percentage of the principal amount at which the debt securities will be issued and, if applicable, the portion of the principal amount that is payable upon declaration of acceleration of the maturity of the debt securities, the portion of the principal amount of the debt securities that is convertible into shares of our common stock or other equity securities, or the method by which any such portion shall be determined;

(4) if such debt securities are convertible into equity, any limitation to the ownership or transferability of shares of our common stock or other equity securities into which such debt securities are convertible in connection with the preservation of our status as a REIT;

(5) the date or dates, or the method for determining the date or dates, on which the principal of such debt securities will be payable;

(6) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any;

(7) the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates, the record dates for interest payment, the persons to whom interest shall be payable, and how interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(8) the place or places where the principal of (and premium, if any) or interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for conversion or registration of transfer or exchange, and where notices or demands to or upon us in respect to the debt securities and the applicable indenture may be served;

(9) the period or periods within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, as a whole or in part, at our option, if we have such an option;

(10) our obligation, if any, to redeem, repay or purchase the debt securities, in whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the periods, the prices, and other terms and conditions of such redemption, repayment or purchase;

(11) if other than U.S. dollars, the currency or currencies, including terms and conditions, in which the debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies;

(12) whether the amount of payments of principal (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which any amounts shall be determined;

(13) any additions to, modifications of or deletions from the terms of the debt securities with respect to the events of default or covenants set forth in the applicable indenture;

(14) whether the debt securities will be issued in certificated or book-entry form;

(15) whether the debt securities will be in registered or bearer form or both and, if and to the extent in registered form, the denominations of the debt securities if other than $1,000 or any integral multiple of $1,000 and, if and to the extent in bearer form, the denominations and their terms and conditions;

(16) the applicability (or modification), if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

(17) the terms (and the class), if any, upon which such debt securities may be convertible into shares of our common stock or other equity securities and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

(18) whether and under what circumstances we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making a payment;

(19) the provisions, if any, relating to the security provided for the debt securities; and

(20) any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

Certain of our debt securities may provide that if the maturity date is accelerated, we will be required to pay less than the entire principal amount. These securities are referred to as original issue discount securities. The prospectus supplement relating to these securities will describe any material U.S. federal income tax, accounting and other considerations that apply.

Except as may be set forth in the applicable prospectus supplement, our debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of our debt securities protection in the event of:

(1) a highly leveraged or similar action involving us, or

(2) a change of control of us.

However, the requirements for an entity to qualify as a REIT include certain restrictions on ownership and transfers of our shares of common stock and other equity securities. These restrictions may act to prevent or hinder a change of control. See “Description of Common Stock — Restrictions on Ownership.” Provided below is a general description of the events of default and covenants contained in the Indenture. You should refer to the applicable prospectus supplement for information on any variances from this general description.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, our debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of debt securities will be payable at the applicable trustee’s corporate trust office, the address of which will be set forth in the applicable prospectus supplement. We will retain the option to make interest payments by check, mailed to the address of the person entitled to the interest as it appears in the applicable register for such debt securities. We can also pay by wire transfer of funds to that person at an account maintained within the United States.

Any interest not paid or otherwise provided for when due with respect to a debt security will not be payable to the holder in whose name the debt security is registered on the date we have specified as the date a registered holder of the debt security as of that date would be entitled to receive the interest payment due (the record date). Instead, the interest may be paid to the person in whose name such debt security is registered at the close of business on the date the trustee has set as the date on which a registered holder as of that date would be entitled to receive the defaulted interest payment (the special record date). Notice of the payment will be given to the holder of that debt security not less than 10 days before the special record date. It may also be paid at any time in any other lawful manner, all as more completely described in the Indenture. If interest is not paid within 30 days of the due date, the trustee or holders of not less than 25% of the principal amount of the outstanding debt securities of that series may accelerate the securities. See “— Events of Default, Notice and Waiver.”

Subject to certain limitations applicable to debt securities issued in book-entry form, our debt securities of any series:

•	will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the applicable trustee; and

•	may be surrendered for conversion or registration of transfer at the corporate trust office of the applicable trustee.

Every debt security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration or exchange. We may at any time change transfer agents or approve a change in the location through which any transfer agent acts. However, we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities.

Neither we nor any trustee will be required:

•	to issue, exchange or register the transfer of any debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	to exchange or register the transfer of any debt security, or portion of the security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	to issue, exchange or register the transfer of any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale

The Indenture provides that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation. Those transactions are permitted if:

•	we are the continuing corporation, or, if not, the resulting or acquiring entity assumes all of our responsibilities and liabilities under the Indenture, including the payment of all amounts due on the debt securities and performance of the covenants and conditions contained in the Indenture;

•	immediately after giving effect to such transaction and treating any indebtedness which becomes our obligation or an obligation of any of our subsidiaries as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions are delivered to the trustee.

Certain Covenants

Existence.  Except as permitted under “— Merger, Consolidation or Sale,” the Indenture requires that we do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (by articles of incorporation, bylaws or statute) and franchises. We may, however, dispose of any right or franchise if we determine that the right or franchise is no longer desirable in the conduct of our business.

Maintenance of Properties.  As required in the Indenture, we will maintain, keep in good condition and make all necessary repairs, renewals, replacements, betterments and improvements of our, or our subsidiaries’ properties that we deem necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times. We, or our subsidiaries may, however, sell or otherwise dispose for value our properties in the ordinary course of business.

Insurance.  We, and our subsidiaries, will maintain the customary policies of insurance with responsible companies, taking into consideration prevailing market conditions and availability, for all of our properties and operations.

Payment of Taxes and Other Claims.  We will pay or discharge or cause to be paid or discharged (or, if applicable, cause to be transferred to bond or other security), before the same shall become delinquent,

•	all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our income, profits or property or any of our subsidiaries, and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries.

We will not however, pay or discharge (or transfer to bond or other security) or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information.  Whether or not we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, the Indenture requires that we, within 15 days after each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the SEC if we were so subject,

•	transmit by mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, copies of the annual reports, quarterly reports and other documents that we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if we were subject to such Sections,

•	file with the trustee copies of the annual reports, quarterly and other documents that we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if we were subject to such Sections, and

•	supply promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder of debt securities.

Additional Covenants.  If we make any additional covenants with respect to any series of debt securities we will describe those covenants in the applicable prospectus supplement.

Events of Default, Notice and Waiver

The Indenture provides that the following events are “Events of Default” with respect to any series of debt securities issued:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any debt security of that series at its maturity;

•	failure to deposit any sinking fund payment when due on debt securities of that series;

•	failure to perform any of our other covenants in the Indenture (unless the covenant applies to a different series of debt securities issued under the Indenture), for 60 days after we receive written notice as provided in the Indenture;

•	default under any evidence of our indebtedness or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured which results in the acceleration of indebtedness in an aggregate principal amount exceeding $10,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled as provided in the Indenture;

•	any case, proceeding or other action under bankruptcy, insolvency, reorganization or relief of debtors laws is initiated by or against us (or any of our Significant Subsidiaries) in which the entity initiating the case, proceeding or other action seeks to have an order for relief entered with respect to it, or seeks to adjudicate us (or any of our Significant Subsidiaries) bankrupt or insolvent, or seeks reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to our (or any of our Significant Subsidiaries’) debts;

•	a court grants relief in connection with any of the cases, proceedings or other actions described above;

•	we (or any of our Significant Subsidiaries) seek appointment of a receiver, trustee, custodian, conservator or other similar official for us (or any of our Significant Subsidiaries) or for all or any substantial part of our (or any of our Significant Subsidiaries’) assets, or we (or any of our Significant Subsidiaries) make a general assignment for the benefit of our (or any of our Significant Subsidiaries’) creditors; and

•	any other event of default provided with respect to that series of debt securities.

The term “Significant Subsidiary” means each of our significant subsidiaries (as defined in Regulation S-X promulgated under the Securities Act of 1933) that, in general, meets any of the following tests:

(i) our investments in the subsidiary or advances to it exceed 10% of our total assets; or

(ii) our proportionate share of the subsidiary’s total assets exceeds 10% of our total assets; or

(iii) our equity in the income from the subsidiary’s continuing operations exceeds 10% of our income.

If an Event of Default for any series of our outstanding debt securities occurs and is continuing, then the applicable trustee or the holders of at least 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, where applicable such portion of the principal amount as may be specified in the terms) of all of the debt securities of that series to be due and payable immediately by written notice to us (and to the applicable trustee if given by the holders). However, at any time after a declaration of acceleration has been made, the holders of a majority of the principal amount of debt securities of that series (or of each series of debt securities then outstanding under the Indenture, as the case may be) can rescind and annul the declaration and its consequences if:

•	we have deposited with the applicable trustee all required payments of the principal, premium and interest on the debt securities of such series (or of all debt securities then outstanding under the Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the nonpayment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the Indenture, as the case may be) have been cured or waived as provided in the Indenture.

The Indenture also provides that the holders of not less than a majority in principal amount of the debt securities of any series (or of each series of debt securities then outstanding under the Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal, any premium or interest on any debt security of the series or

•	in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected by that default.

The Indenture provides that the trustee is required to give notice to the holders of the debt securities within 90 days of a default under the indenture unless such default shall have been cured or waived. However, the trustee may withhold notice to the holders of any such series of debt securities of any default with respect to that series (except a default in the payment of the principal, any premium or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if specified responsible officers of the trustee consider such withholding to be in the interest of the holders.

The Indenture provides that no holder of our debt securities of any series may institute any proceeding, judicial or otherwise, with respect to the Indenture or for any remedy, except in the case of the failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on the debt securities held by that holder at the respective due dates.

Subject to provisions in the Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of any series of debt securities then outstanding under the Indenture, unless those holders have offered to the trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series (or of each series of debt securities then outstanding under the Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve such trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not involved.

Within 120 days after the close of each fiscal year, we are required to deliver to each trustee under the Indenture a certificate, signed by one of several specified officers, stating whether such officer has knowledge of any default under the Indenture and, if so, specifying the nature and status of each such default.

Modification of the Indenture

Modifications and amendments of the Indenture may be made only with the consent of the holders of a majority in principal amount of all of our outstanding debt securities issued which are affected by such modification or amendment. The following modifications or amendments will not be effective against a holder without its consent:

•	a change in the stated maturity of the principal of, installment of interest or premium (if any) on the debt security;

•	a reduction in the principal amount of, or the rate of amount of interest on, or any premium payable upon redemption of, the debt security;

•	a reduction in the principal amount of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	a change in the place of payment, or the currency or currencies, for payment of principal of, or premium, if any, or interest on any such debt security;

•	an impairment of the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•	a reduction in the percentage of outstanding debt securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions of or certain defaults and consequences under, or to reduce the quorum or voting requirements set forth in the Indenture; or

•	a modification of any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with certain of our covenants in the Indenture, including those described in “— Certain Covenants.”

We, and the trustee may modify or amend the Indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the Indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities issued or to surrender any right or power conferred upon us in the Indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities issued;

•	to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities issued in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of such debt securities of any series in any material respect;

•	to change or eliminate any provision of the Indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any previously created series issued which are entitled to the benefit of such provision;

•	to secure the debt securities issued;

•	to establish the form or terms of debt securities of any series issued, including the provisions and procedures, if applicable, for the conversion of such debt securities into shares of our common stock;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect in any material respect the interests of holders of debt securities of any series issued; or

•	to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities issued, provided that such action shall not adversely affect in any material respect the interests of the holders of the debt securities of any series issued.

The Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver or whether a quorum is present at a meeting of holders of the debt securities,

•	the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal that would be due and payable as of the date of such determination if the maturity were to be accelerated;

•	the principal amount of a debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided above);

•	the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless the Indenture otherwise provides; and

•	debt securities we own or any other obligor upon the debt securities or any of our affiliates or of such other obligor shall be disregarded.

Meetings of the Holders of Debt Securities

The Indenture contains provisions for convening meetings of the holders of an issued series of debt securities. A meeting may be called at any time by the trustee and also, upon our request, or the request of holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in the Indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened. Such resolution must be adopted at a meeting or adjourned meeting at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum.

Notwithstanding the provisions described above, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•	the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, we may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

Unless otherwise indicated in the applicable prospectus supplement, we may elect either:

•	to defease and be discharged from any and all obligations (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust) with respect to such debt securities (“defeasance”); or

•	to be released from our obligations with respect to those debt securities under the Indenture (being the restrictions described under the caption “— Certain Covenants”) or if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”), in either case upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates.

Such a trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel (as specified in the Indenture) confirming that:

•	the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance; and

•	the holders will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

The opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture. In the event of such defeasance, the holders of such debt securities would thereafter be able to look only to such trust fund for payment of principal (and premium, if any) and interest.

“Government Obligations” means securities that are:

•	of the same government that issued the currency in which the series of debt securities are denominated and in which interest is payable; or

•	of government agencies backed by the full faith and credit of such government.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series,

•	the holder of a debt security of such series is entitled to, and does, elect pursuant to the Indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security; or

•	a conversion event (as described below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

A conversion event is the cessation of use of:

•	a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of actions by a central bank or other public institution of or within the international banking community;

•	the European currency unit (the “ECU”) both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

•	any currency unit or composite currency other than the ECU for the purposes for which it was established.

Unless otherwise described in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than the event of default described in the fourth clause under “— Events of Default, Notice and Waiver” with respect to the specified sections in the Indenture (which sections would no longer be applicable to such debt securities) or the ninth clause with respect to any other covenants as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such debt securities are payable and Government Obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. In any such event, we would remain liable to make payments of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Convertible Debt Securities

The terms and conditions, if any, upon which the debt securities are convertible into shares of our common stock will be set forth in the applicable prospectus supplement. Such terms will include:

•	whether such debt securities are convertible into shares of common stock,

•	the conversion price (or manner of calculation thereof),

•	the conversion period,

•	provisions as to whether conversion will be at our option or at the option of the holders, and

•	the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities and any restrictions on conversion, including restrictions directed at maintaining our REIT status.

Reference is made to the section captioned “Description of Common Stock” for a general description of shares of our common stock to be acquired upon the conversion of debt securities, including a description of certain restrictions on the ownership of shares of our common stock.

Book-Entry Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to such series.

DESCRIPTION OF PREFERRED STOCK

The following is a general description of the preferred stock that we may offer from time to time. The particular terms of the preferred stock being offered and the extent to which such general provisions may apply will be set forth in the applicable prospectus supplement. The statements below describing our preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles of incorporation and our bylaws.

Our authorized capital stock consists of 190,000,000 shares of common stock, par value $0.01 per share, 15,000,000 shares of preferred stock, par value $0.01 per share, and 205,000,000 shares of excess stock, par value $0.01 per share, issuable in exchange for capital stock as described below under “Description of Common Stock — Restrictions on Ownership.” As of December 31, 2005, we had 1,781,589 shares of 9% Non-Voting Series A Preferred Stock outstanding, all of which was issued in connection with our merger with Captec Net Lease Realty, Inc. in December 2001, and we had 10,000 shares of 6.70% Non-Voting Series B Cumulative Convertible Perpetual Preferred Stock outstanding.

General

Under our articles of incorporation, our Board of Directors may from time to time establish and issue one or more series of preferred stock without stockholder approval. Our Board of Directors may, subject to the express provisions of any other series of preferred stock then outstanding, alter the designation, classify or reclassify any unissued preferred stock by setting or changing the number, designation, preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of such series. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Preferred stock will, when issued, be fully paid and nonassessable.

The prospectus supplement relating to any preferred stock offered under it will contain the specific terms, including:

•	the number of shares, designation or title of the shares and offering price of the shares;

•	the dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;

•	the date from which dividends on the preferred stock will accumulate, if applicable;

•	the redemption rights, including conditions and the price(s), if any, for shares of the series;

•	the terms and amounts of any sinking fund for the purchase or redemption of shares of the series;

•	the rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, and the relative rights of priority, if any, of payment of shares of the series;

•	whether the shares of the series will be convertible into shares of any other class or series, or any of our other securities, or securities of any other corporation or other entity, and, if so, the specification of the other class or series of the other security, the conversion price(s) or dates on which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series;

•	the voting rights, if any, of the holders of shares of the series; and

•	any other relative rights, preferences and limitations on that series.

Rank

Unless otherwise specified in the prospectus supplement, our preferred stock, of a particular series, being issued will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common stock, and to all equity securities ranking junior to preferred stock we have issued,

•	on a parity with our existing 9% Non-Voting Series A Preferred Stock and 6.70% Non-Voting Series B Cumulative Convertible Perpetual Preferred Stock and all equity securities we have issued, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock; and

•	junior to all preferred stock of a different series that we have issued the terms of which specifically provide that such equity securities rank senior to preferred stock of another series.

The term “equity securities” does not include convertible debt securities.

Dividends

Holders of preferred stock of each series will be entitled to receive, when, as and if declared by our Board of Directors, out of our assets legally available for payment, cash dividends (or dividends in kind or in other property if expressly permitted and described in the applicable prospectus supplement) at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on our share transfer books on such record dates as shall be fixed by our Board of Directors.

Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our Board of Directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of such series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date. We will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

If preferred stock of any series is outstanding, we will not pay or declare a full dividend on a series of parity or junior preferred stock or common stock unless:

•	for preferred stock with cumulative dividends, we have declared and paid, or declared and set apart a sum sufficient to pay full cumulative dividends on the preferred stock through the then-current dividend period; or

•	for preferred stock lacking cumulative dividends, we have declared and paid, or declared and set apart a sum sufficient to pay full dividends for the then-current dividend period.

If dividends are not paid in full (or if a sum sufficient has not been set aside for full payment), then dividends for both that series and any parity series will be declared pro rata. Therefore, the amount of dividends declared per share of both series will maintain the same ratio that accrued dividends per share of each series bear to each other. Accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods if such shares of preferred stock do not have a cumulative dividend. No interest, or sum of money in lieu of interest, shall be payable for any dividend payment or payments on preferred stock of such series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless we have paid, or declared and set apart a sum sufficient to pay the then current dividend (including dividend payments in arrears if dividends are cumulative) for a series of preferred stock, we will not declare dividends (other than in common stock or preferred stock ranking junior to the preferred stock of such series as to dividends and upon liquidation) or pay or set aside for payment or declare or make any other distribution upon shares of the common stock, junior stock or parity stock as to dividends or upon liquidation. Additionally, we shall not redeem, purchase or otherwise acquire for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) any shares of common stock, junior stock or parity stock as to dividends or upon liquidation. However, we may convert or exchange those shares into junior stock as to dividends and upon liquidation.

Redemption

If so provided in the applicable prospectus supplement, any series of our preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of our preferred stock that is subject to mandatory redemption will specify:

•	the number of shares of such preferred stock that we will redeem in each year;

•	the year the redemption will commence;

•	the redemption price per share, together with an amount equal to all accrued and unpaid dividends to the date of redemption; and

•	whether the redemption price may be payable in cash or other property.

If the redemption price for our preferred stock of any series is payable only from the net proceeds of the issuance of our capital stock, the terms of such preferred stock may provide that, if we have not issued capital stock or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable class or series of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

We cannot redeem, purchase or otherwise acquire shares of a series of preferred stock unless:

•	for preferred stock with cumulative dividends, we have declared and paid, or declared and set apart a sum sufficient to pay full cumulative dividends on the preferred stock through the then-current dividend period; or

•	for preferred stock lacking cumulative dividends, we have declared and paid, or declared and set apart a sum sufficient to pay full dividends for the then-current dividend period.

The foregoing shall not prevent the purchase or acquisition of preferred stock of such series to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series.

If fewer than all of our outstanding preferred stock of any series are to be redeemed, we will determine the number of shares to be redeemed. We may redeem the shares on a pro rata basis from the holders of record of those shares in proportion to the number of those shares held or for which redemption is requested by the holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner we determine.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed at the address shown on our share transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and the series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such shares are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date; and

•	the date upon which the holder’s conversion rights, if any, as to such shares shall terminate.

If fewer than all of the preferred stock of any series are to be redeemed, the notice mailed to each holder shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any preferred stock has been given and if we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any of our preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on the preferred stock, and all rights of the holders of the redeemable shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment will be made to the holders of any shares of common stock or any other class or series of preferred stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of us, the holders of each series of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all our outstanding preferred stock and the corresponding amounts payable on all shares of other classes or series of our capital stock ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of us.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

Unless provided otherwise for any series of preferred stock, so long as any shares of preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of each series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class),

•	authorize or create, or increase the authorized or issued amount of, any class or series of our capital stock ranking senior to such series of preferred stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital shares into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•	amend, alter or repeal the provisions of our articles of incorporation or the designating amendment for such series of preferred stock, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred stock or the holders thereof.

However, with respect to the occurrence of any of the Events set forth above, so long as the preferred stock remains outstanding with the terms materially unchanged, taking into account that upon the occurrence of an Event, we may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of preferred stock. Further,

•	any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or

•	any increase in the amount of authorized shares of such series or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of preferred stock of such series shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of our common stock will be set forth in the applicable prospectus supplement. Such terms will include:

•	the number of shares of common stock into which the shares of preferred stock are convertible,

•	the conversion price (or manner of calculation),

•	the conversion period,

•	provisions as to whether conversion will be at the option of the holders of preferred stock or us,

•	the events requiring an adjustment of the conversion price, and

•	provisions affecting conversion in the event of the redemption of such series of preferred stock.

Restrictions on Ownership

As discussed below under “Description of Common Stock — Restrictions on Ownership,” for us to qualify as a REIT under the U.S. Internal Revenue Code (the “Code”), not more than 50% in value of our outstanding equity securities of all classes may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any of our preferred stock. Therefore, the designating amendment for each series of preferred stock may contain provisions restricting the ownership and transfer of preferred stock.

Book-Entry Preferred Stock

The preferred stock of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of preferred stock will be described in the applicable prospectus supplement relating to such series.

Registrar and Transfer Agent

The registrar and transfer agent for the preferred stock will be set forth in the applicable prospectus supplement. Wachovia Bank, N.A. is the transfer agent of our existing 9% Non-Voting Series A Preferred Stock and 6.70% Non-Voting Series B Cumulative Convertible Perpetual Preferred Stock.

DESCRIPTION OF DEPOSITARY SHARES

The following is a general description of the depositary shares that we may offer from time to time. The particular terms of the depositary shares being offered and the extent to which such general provisions may apply will be set forth in the applicable prospectus supplement.

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of a class of our preferred stock, as specified in the applicable prospectus supplement. We will deposit shares of preferred stock of each series represented by depositary shares under a separate deposit agreement among us, the applicable depositary and the holders from time to time of the depositary receipts. Generally, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of the particular series of shares of preferred stock represented by the appropriate depositary shares, to all the rights and preferences of those shares of preferred stock (including dividend, voting, conversion, redemption and liquidation rights). As of December 31, 2005, we had no depositary shares issued or outstanding.

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following our issuance and delivery of our preferred stock to the depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. Upon request we will provide you with copies of the applicable form of deposit agreement and depositary receipt.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of the applicable depositary receipts in proportion to the number of depositary receipts owned by such holder.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the appropriate record holders of depositary receipts. If the depositary determines that it is not feasible to make such distribution, then it may, with our approval, sell such property and distribute the net proceeds to the record holders.

Withdrawal of Shares

Generally, if a holder surrenders depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption), the holder will be entitled to receive at that office the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of shares of preferred stock represented by each depositary share as specified in the applicable prospectus supplement. Thereafter, holders of such preferred stock will not be entitled to receive depositary shares for the preferred stock. If a holder seeks to withdraw more depositary shares than are available, then the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem preferred stock held by the preferred stock depositary, the depositary will redeem as of the same redemption date the appropriate number of depositary shares, provided we shall have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends (except, with respect to noncumulative shares of preferred stock, dividends for the current dividend period only) to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock specified in the applicable prospectus supplement. If less than all the depositary shares are to be redeemed, the amount redeemed will be selected by the depositary by lot.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. All rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon such redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting of the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of shares of preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of shares of preferred stock represented by such holder’s depositary shares. The depositary will vote in accordance with such instructions, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting to the extent it does not receive specific instructions from the depositary receipts holders.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, each holder of a depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of applicable preferred stock, as set forth in the appropriate prospectus supplement.

Conversion of Preferred Stock

Our depositary shares, as such, are not convertible into shares of our common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by their holders to the depositary with written instructions to the depositary to instruct us to cause conversion of the shares of represented preferred stock into whole shares of common stock or preferred stock, as the case may be, and we will agree that upon receipt of such instructions and any amounts payable, we will convert the depositary shares utilizing the same procedures as those provided for delivery of shares of preferred stock to effect such conversion. If the depositary shares are to be converted in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

We and the depositary may, at any time, agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless that amendment has been approved by the existing holders of at least a majority of the depositary shares.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if:

•	the termination is to preserve our status as a REIT or

•	a majority of each class of preferred stock affected by the termination consents to the termination,

whereupon the depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts.

In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares shall have been redeemed;

•	there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of the applicable depositary receipts; or

•	each share of related preferred stock shall have been converted into capital stock not so represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, unless otherwise specified in the applicable prospectus supplement, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary, which must be appointed within 60 days after delivery of the notice of resignation or removal and, as in the case of the original preferred stock depositary, must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to holders of depositary receipts any reports and communications from us, including our annual reports and Exchange Act filings, which are received by the depositary with respect to the related preferred stock.

We, as well as the depositary, will not be liable if either of us is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performing our respective duties in good faith and without negligence, gross negligence or willful misconduct, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any depositary receipts, depositary shares or shares of preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented by depositary receipts, holders of depositary receipts or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.

If the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on our claims, requests or instructions.

DESCRIPTION OF COMMON STOCK

The following description of our common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of our debt securities or our preferred stock or upon the exercise of our warrants to purchase common stock. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles of incorporation and bylaws.

General

Our authorized capital stock consists of 190,000,000 shares of common stock and 15,000,000 shares of preferred stock. There also is authorized 205,000,000 shares of excess stock, issuable in exchange for capital stock, as described below under “— Restrictions on Ownership.” As of December 31, 2005, we had outstanding 55,130,876 shares of common stock. All issued and outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

The holders of common stock elect all directors and are entitled to one vote per share on all matters submitted to a vote of the stockholders. Stockholders are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for that purpose. Upon our liquidation, dissolution or winding up, holders of common stock are entitled to share pro rata in any distribution to stockholders. Holders of common stock have no preemptive, subscription or conversion rights. The common stock will, when issued, be fully paid and nonassessable and will not be subject to preemptive or other similar rights.

Restrictions on Ownership

For us to qualify as a REIT, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. The shares must be beneficially owned (without reference to any rules of attribution) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and certain other requirements must be satisfied. See “Federal Income Tax Considerations — Taxation of Commercial Net Lease Realty, Inc.”

To ensure that five or fewer individuals do not own more than 50% in value of the outstanding common stock, our articles of incorporation provide that, subject to certain exceptions, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the outstanding capital stock. Our Board of Directors may waive this ownership limit if evidence satisfactory to us and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of such waiver, our Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our status as a REIT.

This ownership limit will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. In addition to preserving our status as a REIT, this ownership limit may prevent any person or small group of persons from acquiring unilateral control of us.

If the ownership, transfer or acquisition of shares of common stock, or change in our capital structure or other event or transaction would result in:

•	any person owning (applying certain attribution rules) capital stock in excess of the ownership limit,

•	fewer than 100 persons owning our capital stock,

•	our being “closely held” within the meaning of Section 856(h) of the Code, or

•	our otherwise failing to qualify as a REIT,

then the ownership, transfer or acquisition, or change in capital structure or other event or transaction that would have such effect will be void as to the purported transferee or owner, and the purported transferee or owner will not have or acquire any rights to the capital stock to the extent required to avoid such a result. Capital stock owned, transferred or proposed to be transferred in excess of the ownership limit or which would otherwise jeopardize our status as a REIT will automatically be converted to excess stock. A holder of excess stock is not entitled to distributions, voting rights, and other benefits with respect to such shares except for the right to payment of the purchase price for the shares (or, in the case of a devise or gift or similar event which results in the issuance of excess stock, the fair market value at the time of such devise or gift or event) and the right to certain distributions upon liquidation. Any dividend or distribution paid to a proposed transferee or holder of excess stock shall be repaid to us upon demand. Excess stock shall be subject to our repurchase at our election. The purchase price of any excess stock shall be equal to the lesser of:

•	the price paid in such purported transaction (or, in the case of a devise or gift or similar event resulting in the issuance of excess stock, the fair market value at the time of such devise or gift or event), or

•	the fair market value of such common stock on the date on which we or our designee determines to exercise its repurchase right.

If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the purported transferee of any excess stock may be deemed, at our option, to have acted as an agent on our behalf in acquiring such excess stock and to hold such excess stock on our behalf.

For purposes of our articles of incorporation, the term “person” shall mean:

•	an individual,

•	a corporation,

•	a partnership,

•	an estate,

•	a trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code),

•	a portion of a trust permanently set aside to be used exclusively for the purposes described in Section 642(c) of the Code,

•	an association,

•	a private foundation within the meaning of Section 509(a) of the Code,

•	a joint stock company or other entity, or

•	a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934;

but does not include an underwriter which participated in a public offering of our capital stock for a period of sixty (60) days following the purchase by such underwriter of capital stock therein, provided that the foregoing exclusions shall apply only if the ownership of such capital stock by such underwriter would not cause us to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(a) of the Code or otherwise cause us to fail to qualify as a REIT.

All certificates representing capital stock will bear a legend referring to the restrictions described above.

Our articles of incorporation provide that all persons who own, directly or by virtue of the attribution provisions of the Code, more than 5.0% of the outstanding capital stock, or such lower percentage as may be required pursuant to regulations under the Code or as may be requested by our Board of Directors, must file a written notice with us no later than January 31 of each year with respect to the prior year containing:

•	the name and address of such owner,

•	the number of shares of capital stock owned by such holder and

•	a description of how such shares are held.

In addition, each stockholder shall be required to disclose, upon demand, to us in writing such information that we may request in good faith in order to determine our status as a REIT or to comply with the requirements of any taxing authority or governmental agency.

The ownership limitations described above may have the effect of precluding acquisitions of control of us by a third party.

Certain Provisions of Maryland Law and Our Articles of Incorporation and Bylaws

The following summary of certain provisions of the Maryland General Corporation Law and our articles of incorporation and bylaws is not complete. You should read the Maryland General Corporation Law and our articles of incorporation and bylaws for more complete information.

Limitation of Liability of Directors and Officers.  Our articles of incorporation provide that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer shall be liable to us or our stockholders for money damages. The Maryland General Corporation Law provides that we may restrict or limit the liability of directors or officers for money damages except

•	to the extent anyone actually received an improper benefit or profit in money, property or services; or

•	a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action was material to the cause of action adjudicated and the action or failure to act was the result of bad faith or active and deliberate dishonesty.

Indemnification of Directors and Officers.  Our articles of incorporation and bylaws permit us to indemnify any of our employees or agents. The bylaws require us to indemnify each director or officer who has been successful in defending any proceeding to which he or she is made a party by reason of his or her service to us. We have also entered into separate indemnification agreements with certain of our directors and certain of our executive officers. The agreements require that we indemnify our directors and officers to the fullest extent permitted by Maryland General Corporation Law. The agreements also require us to indemnify and advance all expenses incurred by directors and officers seeking to enforce their indemnification agreements. We must also cover directors and officers under our directors’ and officers’ liability insurance. Although the form indemnification agreement offers substantially the same scope of coverage as our articles of incorporation and bylaws, the agreements provide greater assurance to the directors and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by our stockholders.

The Maryland General Corporation Law provides that we may indemnify directors and officers unless

•	the director actually received an improper benefit or profit in money, property or services;

•	the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or

•	in a criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

Meetings of Stockholders.  Our bylaws provide for an annual meeting of stockholders to elect individuals to the Board of Directors and transact such other business as may properly be brought before the meeting. Special meetings of stockholders may be called by the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the members of the Board of Directors and shall be called by the Secretary at the request in writing of the holders of not less than a majority of the outstanding shares of common stock entitled to vote.

Our bylaws provide that any action required or permitted to be taken at a meeting of stockholders may be taken by unanimous written consent without a meeting. The written consent must, among other items, specify the action to be taken and be signed by each stockholder entitled to vote on the matter.

Transfer Agent

Wachovia Bank, N.A. is the transfer agent of the common stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common or preferred stock. If we offer warrants, we will describe the terms in a prospectus supplement. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to stockholders and may be attached to or separate from other securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the applicable prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of such warrants.

The following are some of the warrant terms that could be described in a prospectus supplement:

•	the title of the warrant;

•	the aggregate number of warrants;

•	price or prices at which the warrant will be issued;

•	the designation, number and terms of the preferred shares or common shares that may be purchased on exercise of the warrant;

•	the date, if any, on and after which the warrant and the related securities will be separately transferable;

•	the price at which each security purchasable on exercise of the warrant may be purchased;

•	the dates on which the right to purchase the securities purchasable on exercise of the warrant will begin and end;

•	the minimum or maximum number of securities that may be purchased at any one time;

•	any anti-dilution protection;

•	information with respect to book-entry procedures, if any;

•	a discussion of material federal income tax considerations; and

•	any other warrant terms, including terms relating to transferability, exchange or exercise of the warrant.

FEDERAL INCOME TAX CONSIDERATIONS

Introduction

The following are the material federal income tax consequences of the ownership of our capital stock, prepared by Pillsbury Winthrop Shaw Pittman LLP, our tax counsel. This discussion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Department regulations, administrative interpretations and court decisions as in effect as of the date of this prospectus, all of which may change, retroactively or prospectively, and may be subject to differing interpretations.

This discussion addresses only shares of our stock held as capital assets. It does not address all aspects of federal income taxation that may be relevant to a stockholder based upon that stockholder’s particular circumstances or to a stockholder subject to special rules, such as:

•	a stockholder who is not a citizen or resident of the United States;

•	a foreign corporation, foreign estate or foreign trust;

•	a financial institution or insurance company;

•	a tax-exempt organization;

•	a dealer or broker in securities;

•	a stockholder that holds its stock as part of a hedge, appreciated financial position, straddle or conversion transaction; or

•	a stockholder who acquired stock pursuant to the exercise of options or otherwise as compensation.

The discussion below is intended to provide only a general summary of the material federal income tax consequences of the ownership and disposition of our stock, and is not a complete analysis or description of our tax treatment as a REIT, or of the ownership and disposition of our stock. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances or any non-income tax or any foreign, state or local tax consequences. You are strongly urged to consult your own tax advisor to determine the particular tax consequences of these matters.

Taxation of Commercial Net Lease Realty, Inc.

General.  Since our inception, we have elected, and believe we have qualified, to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code. The provisions of the Code pertaining to REITs are highly technical and complex. If various conditions imposed by the Code are met, a REIT is, with limited exceptions, not taxed at the corporate level on income that is currently distributed to the REIT’s stockholders. Undistributed income is taxed at regular corporate rates and may be subject to a 4% excise tax. In addition, a REIT may be subject to the “alternative minimum tax” on its items of tax preference and is subject to income tax at the highest corporate rate on income from foreclosure property and to penalty taxes on excessive unqualified income and prohibited transactions.

If we fail to qualify as a REIT for any taxable year and certain relief provisions do not apply, we will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on our taxable income at regular corporate rates without any deduction or adjustment for distributions to holders of common stock or preferred stock. To the extent that we would, as a consequence, be subject to tax liability for any such year, the amount of cash available for satisfaction of our liabilities and for distribution to holders of common stock or preferred stock would be reduced. Distributions to holders of common stock or preferred stock generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits, but there can be no assurance that any such distributions would be made. Such distributions would, however, be “qualified dividend income,” which is potentially taxable at long-term capital gain rates for individual stockholders. Furthermore, subject to certain limitations of the Code, corporate stockholders might be eligible for the dividends received deduction. We would not be eligible to elect REIT status for the four subsequent taxable years, unless our failure to qualify was due to reasonable cause and not willful neglect and unless certain other requirements were satisfied.

Opinion of Pillsbury Winthrop Shaw Pittman LLP.  Based upon representations made by our officers with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon Pillsbury Winthrop Shaw Pittman LLP’s independent review of such documents and other information as Pillsbury Winthrop Shaw Pittman LLP deemed relevant in the circumstances and upon the assumption that we will operate in the manner described in this prospectus, Pillsbury Winthrop Shaw Pittman LLP has advised us that, in its opinion, (a) we have, for the years 1984 through 2005, met the requirements for qualification and taxation as a REIT and (b) our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT for 2006 and future taxable years. It must be emphasized, however, that our ability to qualify as a REIT is dependent upon our actual operating results and future actions and events and no assurance can be given that the actual results of our operations and the future actions and events will enable us to satisfy in any given year the requirements for qualification and taxation as a REIT.

Requirements for Qualification as a REIT.  As discussed more fully below, the Code defines a REIT as a corporation:

•	which is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

•	which would be taxable, but for Sections 856 through 860 of the Code, as a domestic corporation;

•	which is neither a financial institution nor an insurance company;

•	the beneficial ownership of which is held by 100 or more persons;

•	which is not closely held; and

•	which meets certain other tests regarding the nature of its assets and income and the amount of its distributions.

Corporate Subsidiaries and Partnerships.  We currently have several direct corporate subsidiaries and may have additional corporate subsidiaries in the future. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A qualified REIT subsidiary is a corporation, all of the capital stock of which is owned by the parent REIT, unless we and the subsidiary have jointly elected to have it treated as a “taxable REIT subsidiary” (“TRS”), in which case it is treated separately from us and will be subject to federal corporate income taxation. Thus, in applying the requirements described herein, any qualified REIT subsidiary of ours will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit. We believe our direct corporate subsidiaries are qualified REIT subsidiaries, except for those which are TRSs. Accordingly, our qualified REIT subsidiaries are not subject to federal corporate income taxation, though they may be subject to state and local taxation.

A REIT is treated as owning its proportionate share of the assets of any partnership in which it is a partner and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities and items of income of any partnership (or limited liability company treated as a partnership) in which we have acquired or will acquire an interest, directly or indirectly, are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Ownership Tests.  More specifically, the ownership requirements that we must satisfy as a REIT are that (a) during the last half of each taxable year not more than 50% of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals and (b) there must be at least 100 stockholders on at least 335 days of such 12-month taxable year (or a proportionate number of days of a short taxable year). In order to meet these requirements, or to otherwise obtain, maintain or reestablish REIT status, and for no other purpose, our articles of incorporation empower our Board of Directors to redeem, at its option, a sufficient number of shares or to restrict the transfer thereof to bring or to maintain the ownership of our shares in conformity with the requirements of the Code. The redemption price to be paid will be fair market value as reflected in the latest quotations, or, if no quotations are available, the net asset value of the shares as determined by our Board of Directors.

Under our articles of incorporation, each holder of our capital stock is required, upon demand, to disclose to our Board of Directors in writing such information with respect to direct and indirect ownership of our shares as the Board of Directors deems necessary to comply with provisions of the Code applicable to us, or to comply with the requirements of any other appropriate taxing authority. Certain Treasury regulations govern the method by which we are required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could subject us to substantial penalties. We have represented that we have met, and expect to meet, these stock ownership requirements for each taxable year.

Asset Tests.  At the end of each quarter of our taxable year, at least 75% of the value of our total assets must consist of “real estate assets,” cash and cash items (including receivables) and government securities (the “75% asset test”). The term “real estate assets” includes real property, interests in real property, leaseholds of land or improvements thereon, shares in other REITs, and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date we receive such capital). The balance of our assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer except a TRS, exceed 5% of the value of our assets (the “5% asset test”) or 10% of the voting power or value of the issuer’s outstanding securities (the “10% asset tests”), and our combined securities holdings in TRSs cannot exceed 20% of our total assets. For purposes of the 10% asset test that relates to value, the following are not treated as securities: (i) loans to individuals and estates, (ii) securities issued by REITs, (iii) accrued obligations to pay rent; (iv) certain debt meeting the definition of “straight debt” if neither we nor a TRS that we control hold more than a de minimis amount of the issuer’s securities that do not qualify as “straight debt,” and (v) debt issued by a partnership if the partnership meets the 75% gross income test (described below) with respect to its own gross income. We have represented that at the end of each quarter we have met, and expect in the future to continue to meet, all of these asset tests.

Should we fail to satisfy the 5% asset test or the 10% asset tests for any quarter of a taxable year, we nevertheless may qualify as a REIT for such year if (i) the failure is due to the ownership of assets that do not exceed the lesser of 1% of our total assets or $10 million, and (ii) the failure is corrected or we otherwise return to compliance with the tests within 6 months following the quarter in which it was discovered. In addition, should we fail to satisfy any of the asset tests other than failures addressed in the preceding sentence, we nevertheless may qualify as a REIT for such year if (i) the failure is due to reasonable cause and not due to willful neglect, (ii) we file a schedule with a description of each asset causing the failure in accordance with regulations prescribed by the Treasury, (iii) the failure is corrected or we otherwise return to compliance with the asset tests within 6 months following the quarter in which it was discovered, and (iv) we pay a tax consisting of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset tests. We may not qualify for the relief provisions in all circumstances.

Income Tests.  We currently must meet two separate tests with respect to our sources of income for each taxable year. In general, at least 75% of our gross income (excluding income from prohibited transactions) for each taxable year must be from rents from real property, interest on obligations secured by mortgages on real property, gains from the sale or other disposition of real property and certain other sources (the “75% gross income test”). In addition, we must derive at least 95% of our gross income (excluding income from prohibited transactions and from certain real estate liability hedges) for each taxable year from any combination of the items of income which qualify under the 75% gross income test, from dividends and interest and from gains from the sale, exchange or other disposition of certain stocks and securities (the “95% gross income test”).

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts of sales. Our leases provide for either fixed rent, sometimes with scheduled escalations, or a fixed minimum rent and a percentage of gross receipts in excess of some threshold. Second, the Code provides that rents received from a tenant will not qualify as “rents from real property” in satisfying the gross income tests if we, or an owner of 10% or more of our aggregate capital stock, directly or constructively own 10% or more of such tenant (referred to as a “related party tenant”). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” We anticipate that none of our gross annual income will be considered attributable to rents that are based in whole or in part on the income or profits of any person, and that no more than a de minimis amount of our gross annual income will be considered attributable to the rental of personal property or be derived from related party tenants. Finally, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” from whom we derive no revenue or a TRS. The “independent contractor” or TRS requirement, however, does not apply to the extent the services provided by us are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant.” In addition, we are currently permitted to earn up to one percent of our gross income from tenants, determined on a property-by-property basis, by furnishing services that are noncustomary or provided directly to the tenants, without causing the rental income to fail to quality as rents from real property. We will provide certain services with respect to our properties. We do not anticipate that any of these services will be (a) of a type other than those usually or customarily rendered in connection with the rental space for occupancy only or (b) of a type considered rendered to any of the occupants of our properties.

Should we fail to satisfy either or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT if:

•	such failure is due to reasonable cause and not willful neglect; and

•	we file a description of each item of our income on a schedule for such year in accordance with regulations prescribed by the Treasury.

However, even if these two requirements were met and we were not disqualified, a penalty tax of 100% would be imposed by reference to the amount by which we failed the 75% or 95% gross income test (whichever amount is greater), multiplied by a fraction intended to reflect our profitability.

Treatment of Structured Finance Loans.  Structured finance loans that we originate generally will not be secured by a direct interest in real property, but by ownership interests in an entity owning real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which interest from loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as qualifying income for both the 75% and 95% gross income tests, and such loans will be treated as qualifying “real estate assets” for purposes of the 75% asset test, provided several requirements are satisfied. If a structured finance loan does not qualify for the Revenue Procedure 2003-65 safe harbor, the interest income from the loan will be qualifying income for purposes of the 95% gross income test, but may not be qualifying income for purposes of the 75% gross income test. In addition, if the structured finance loan is not a real estate asset and does not qualify as “straight debt” or as one of certain other disregarded instruments, we will be subject to the 10% asset test relating to value with respect to such loan. We believe that our structured finance loans generally either qualify for the Revenue Procedure 2003-65 safe harbor or are treated as “real estate assets” that generate qualifying income under both the 75% and 95% gross income tests and are qualifying assets for purposes of the asset tests.

Tax on Prohibited Transactions.  A REIT will incur a 100% tax on net income derived from any “prohibited transaction.” A “prohibited transaction” generally is a sale or other disposition of property (other than foreclosure property) that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets are held for sale to customers and that a sale of any such asset would not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when an asset sale will not be characterized as a prohibited transaction. We may fail to comply with such safe-harbor provisions or may own property that could be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.”

Tax and Deduction Limits on Certain Transactions with Taxable REIT Subsidiaries.  A REIT will incur a 100% tax on certain transactions between a REIT and a TRS to the extent the transactions are not on an arms-length basis. In addition, under certain circumstances the interest paid by a TRS may not be deductible by the TRS. We believe that none of the transactions we have had with our TRSs will give rise to the 100% tax and that none of our TRSs will be subject to the interest deduction limits.

Distribution Requirements.  We must distribute annually to our stockholders ordinary income dividends in an amount equal to at least:

•	90% of the sum of (i) our “real estate investment trust taxable income” (before deduction of dividends paid and excluding any net capital gains) and (ii) the excess of net income from foreclosure property over the tax on such income, minus

•	certain excess non-cash income.

Real estate investment trust taxable income generally is our taxable income computed as if we were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate or, if declared before the timely filing of our tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our real estate investment trust taxable income, as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates.

Furthermore, if we should fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income,

•	95% of our net capital gain net income for such year and

•	any undistributed taxable income from prior periods,

we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

We have represented that we have made and intend to make distributions to stockholders that will be sufficient to meet the annual distribution requirements. Under some circumstances, however, it is possible that we may not have sufficient funds from our operations to pay cash dividends to satisfy these distribution requirements. If the cash available to us is insufficient, we might raise cash in order to make the distributions by borrowing funds, issuing new securities or selling assets. If we ultimately were unable to satisfy the 90% distribution requirement, we would (subject to certain relief provisions) fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for distributions to holders of common stock or preferred stock.

If we were to fail to meet the 90% distribution requirement as a result of an adjustment to our tax returns, we could maintain our qualification as a REIT by paying a “deficiency dividend” (plus a penalty and interest) within a specified period which will be permitted as a deduction in the taxable year with respect to which the adjustment is made.

Relief from Certain Other Failures of the REIT Qualification Provisions.  Should we fail to satisfy one or more of the requirements for REIT qualification (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements. We may not qualify for this relief provision in all circumstances.

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders.  As used herein, the term “taxable U.S. stockholder” means a taxable holder of our common or preferred stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership, or other entity created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury Regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall be considered taxable U.S. stockholders.

If a partnership, including an entity that is treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of our stock, the treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

For U.S. federal income tax purposes, holders of depositary share receipts will be treated as if they held the equivalent fraction of the underlying preferred shares. Accordingly, the discussion below of the consequences of holding our preferred shares applies equally to holders of our depositary receipts.

For any taxable year in which we qualify as a REIT for federal income tax purposes, our distributions to our taxable U.S. stockholders generally will be taxed as ordinary income. Amounts received by such taxable U.S. stockholders that we have properly designated as capital gain dividends generally will be taxed as long-term capital gain (to the extent that they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the taxable U.S. stockholder has held his common stock or preferred stock. However, corporate taxable U.S. stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction allowed to corporations. Distributions to taxable U.S. stockholders in excess of our current or accumulated earnings and profits will be considered first a tax-free return of capital, reducing the tax basis of each stockholder’s common stock or preferred stock and then, to the extent the distribution exceeds each stockholder’s basis, a gain realized from the sale of common stock or preferred stock. We will notify each taxable U.S. stockholder as to the portions of each distribution which, in our judgment, constitute ordinary income, capital gain or return of capital. Any dividend that is (a) declared by us in October, November or December of any calendar year and payable to stockholders of record on a specified date in such months and (b) actually paid by us in January of the following year, shall be deemed to have been both paid by us and received by the stockholders on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholders for the taxable year which includes such December 31.

Taxable U.S. stockholders may not deduct on their income tax returns any net operating or net capital losses we may have. We may carry forward net operating losses for 20 years and may use such losses to reduce taxable income and the amounts that we will be required to distribute in order to remain qualified as a REIT. We may carry forward net capital losses for five years and we may use such losses to reduce capital gains. Losses not used within the relevant period expire.

Upon the sale or other disposition of our common stock or preferred stock, a taxable U.S. stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the adjusted basis of the shares involved in the transaction. Such gain or loss will be long-term capital gain or loss if, at the time of sale or other disposition, the shares involved have been held for more than one year. In addition, if a taxable U.S. stockholder receives a capital gain dividend with respect to a share of common stock or preferred stock which he has held for six months or less at the time of sale or other disposition, any loss recognized by the stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividend that was treated as long-term capital gain.

Distributions from us and gain from the disposition of common stock or preferred stock will not be treated as passive activity income and, therefore, taxable U.S. stockholders will not be able to apply any passive activity losses against such income. Dividends from us (to the extent they do not constitute a return of capital or capital gain dividends) and, on an elective basis, capital gain dividends and gain from the disposition of common stock or preferred stock generally will be treated as investment income for purposes of the investment income limitation.

The state and local income tax treatment of us and our taxable U.S. stockholders may not conform to the federal income tax treatment described above. (For example, in most states, individual stockholders who are residents of the state will be subject to state income tax on dividends and gains on their shares in us, but the state of Delaware — unlike most, if not all, other states — also taxes nonresident stockholders of a REIT on dividends and gains from the REIT to the extent, if any, that such income is attributable to property located in Delaware.) As a result, investors should consult their own tax advisors for an explanation of how other state and local tax laws would affect their investment in common stock or preferred stock.

Redemption of Preferred Stock for Cash.  The treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of preferred stock can only be determined on the basis of particular facts as to each holder at the time of redemption. As stated above, in general a holder of preferred stock will recognize capital gain or loss measured by the difference between the amount received by the holder of preferred stock upon the redemption and such holder’s adjusted tax basis in the preferred stock redeemed (provided the preferred stock is held as a capital asset) if such redemption (i) results in a “complete termination” of the holder’s interest in all classes of our stock under Section 302(b)(3) of the Code, (ii) is “substantially disproportionate” with respect to the holder’s interest in our stock under Section 302(b)(2) of the Code (which will not be the case if only preferred stock is redeemed, since they generally do not have voting rights), or (iii) is “not essentially equivalent to a dividend” with respect to the holder of preferred stock under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only the preferred stock owned by the holder, but also such holder’s ownership of our common stock and any other options (including stock purchase rights) to acquire any of the foregoing. The holder of preferred stock also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

If a particular holder of preferred stock owns (actually or constructively) none of our common stock or an insubstantial percentage of our outstanding common stock, then based upon current law, it is probable that the redemption of preferred stock from such a holder would be considered “not essentially equivalent to a dividend.” However, whether a dividend is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and a holder of preferred stock intending to rely on any of these tests at the time of redemption should consult the holder’s own tax advisor to determine their application to the holder’s particular situation. If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from the preferred stock will be treated as a distribution on the preferred stock. If the redemption is taxed as a dividend, the holder’s adjusted tax basis in the preferred stock will be transferred to any other shares held by the holder. If the holder of preferred stock owns none of our other stock, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

Proposed Treasury Regulations would, if adopted, alter the method for recovering a holder’s adjusted tax basis in any of our stock redeemed in a dividend equivalent redemption. Under the Proposed Treasury Regulations, a holder would be treated as realizing a capital loss on the date of the dividend equivalent redemption equal to the adjusted tax basis of the stock redeemed, subject to adjustments. The recognition of such loss would generally be deferred until the occurrence of specified events, such as, for example, the holder’s ceasing to actually or constructively own any stock. There can be no assurance that the Proposed Treasury Regulations will be adopted, or that they will be adopted in their current form.

Redemption or Conversion of Preferred Stock to Common Stock.  Assuming that preferred stock will not be redeemed or converted at a time when there are distributions in arrears, in general, no gain or loss will be recognized for federal income tax purposes upon the redemption or conversion of our preferred stock at the option of the holder solely into common stock. The basis that a holder will have for tax purposes in the common stock received will be equal to the adjusted basis the holder had in the preferred stock so redeemed or converted and, provided that the preferred stock was held as a capital asset, the holding period for the common stock received will include the holding period for the preferred stock redeemed or converted. A holder, however, will generally recognize gain or loss on the receipt of cash in lieu of a fractional share of common stock in an amount equal to the difference between the amount of cash received and the holder’s adjusted basis in such fractional share.

If a redemption or conversion occurs when there is a dividend arrearage on the preferred stock and the fair market value of the common stock exceeds the issue price of the preferred stock, a portion of the common stock received might be treated as a dividend distribution taxable as ordinary income.

Adjustments to Conversion Price.  Under Section 305 of the Code, holders of preferred stock may be deemed to have received a constructive distribution of stock that is taxable as a dividend where the conversion ratio is adjusted to reflect a cash or property distribution with respect to the common stock into which it is convertible. An adjustment to the conversion price made pursuant to a bona fide, reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders, however, will generally not be considered to result in a constructive distribution of stock. Certain of the possible adjustments provided in the preferred stock may not qualify as being pursuant to a bona fide, reasonable adjustment formula. If a nonqualifying adjustment were made, the holders of preferred stock might be deemed to have received a taxable stock dividend.

Current Tax Rates.  The maximum tax rate on the long-term capital gains of domestic non-corporate taxpayers is 15% for taxable years beginning on or before December 31, 2008. The tax rate on “qualified dividend income” is the same as the maximum capital gains rate, and is substantially lower than the maximum rate on ordinary income. Because, as a REIT, we are not generally subject to tax on the portion of our REIT taxable income or capital gains distributed to our stockholders, our distributions are not generally eligible for the tax rate on qualified dividend income. As a result, our ordinary REIT distributions are taxed at the higher tax rates applicable to ordinary income. However, the 15% rate does generally apply to:

•	a U.S. stockholder’s long-term capital gain, if any, recognized on the disposition of our stock;

•	distributions we designate as long-term capital gain dividends (except to the extent attributable to Section 1250 property, in which case the 25% tax rate applies);

•	distributions attributable to dividends we receive from non-REIT corporations, including our TRSs; and

•	distributions to the extent attributable to income upon which we have paid corporate tax (for example, the tax we would pay if we distributed less than all of our taxable REIT income).

Without legislation, the maximum tax rate on long-term capital gains will increase to 20% in 2009, and qualified dividend income will no longer be taxed at a preferential rate compared to ordinary income.

Backup Withholding.  We will report to our stockholders and the Internal Revenue Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a taxable U.S. stockholder may be subject to backup withholding at a rate of 28% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A taxable U.S. stockholder that does not provide us with his correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the taxable U.S. stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any taxable U.S. stockholders who fail to certify their non-foreign status to us.

Taxation of Tax-Exempt Stockholders.  Distributions by us to a stockholder that is a tax-exempt entity generally will not constitute “unrelated business taxable income” (“UBTI”) as defined in Section 512(a) of the Code, provided that the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. However, qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of the distributions of such REITs as UBTI. The conditions which trigger this requirement do not currently exist, and we do not anticipate that they will ever exist. This requirement will apply only if (a) we would not qualify as a REIT for federal income tax purposes but for the application of a “look-through” exception to the five or fewer requirement applicable to shares being held by qualified trusts and (b) we are “predominantly held” by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (ii) the total gross income (less certain associated expenses of the REIT). A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if we are able to satisfy the five or fewer requirements without relying upon the “look-through” exception. The existing restrictions on ownership of shares in our articles of incorporation will prevent the application of the provisions treating a portion of the REIT distributions as UBTI to tax-exempt entities purchasing shares pursuant to the offering, absent a waiver of the restrictions by our Board of Directors.

Taxation of Non-U.S. Stockholders.  The rules governing United States federal income taxation of “non-U.S. stockholders” (taxable beneficial owners of our stock that are not taxable U.S. stockholders) are complex, and no attempt will be made herein to provide more than a summary of such rules. The following discussion assumes that the income from investment in the capital stock will not be effectively connected with the non-U.S. stockholder’s conduct of a United States trade or business. Prospective non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local laws with regard to an investment in our capital stock, including any reporting requirements.

Distributions that are not attributable to gain from sales or exchanges by us of United States real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current and accumulated earnings and profits. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. A number of U.S. tax treaties that reduce the rate of withholding tax on corporate dividends do not reduce, or reduce to a lesser extent, the rate of withholding applied to dividends from a REIT. We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions paid to a

non-U.S. stockholder unless (i) a lower treaty rate applies and the non-U.S. stockholder files IRS Form W-8BEN with us and, if the capital stock is not traded on an established securities market, acquires a taxpayer identification number from the Internal Revenue Service or (ii) the non-U.S. stockholder files IRS Form W-8ECI with us claiming that the distribution is effectively connected income. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder’s shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a non-U.S. stockholder’s shares, such distributions will give rise to tax liability if the non-U.S. stockholder would otherwise be subject to tax on any gain from the sale or disposition of the shares, as described below. If it cannot be determined at the time a distribution is paid whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate of 30%. However, a non-U.S. stockholder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits. We are permitted, but not required, to make reasonable estimates of the extent to which distributions exceed current or accumulated earnings and profits. Such distributions will generally be subject to a 10% withholding tax, which may be refunded to the extent it exceeds the non-U.S. stockholder’s actual U.S. tax liability, provided the required information is furnished to the Internal Revenue Service.

For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxable to a non-U.S. stockholder as dividends of ordinary income not effectively connected to a U.S. trade or business, as described above, provided the class of stock the distributions relate to is “regularly traded” on an established securities market in the United States, and the non-U.S. stockholder does not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Should these requirements not be met, however, such distributions are taxable to a non-U.S. stockholder under certain provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”). These FIRPTA provisions tax such distributions to a non-U.S. stockholder as if such gain were effectively connected with a United States business. Non-U.S. stockholders would thus be taxed at the normal capital gain rates applicable to taxable U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to these FIRPTA provisions may be subject to a 30% branch profits tax in the hands of a corporate non-U.S. stockholder not entitled to treaty exemption or rate reduction. We are required by applicable Treasury Regulations to withhold 35% of any such distribution that could be designated by us as a capital gain dividend. This amount is creditable against the non-U.S. stockholder’s FIRPTA tax liability.

Gain recognized by a non-U.S. stockholder upon a sale of shares generally will not be taxed under FIRPTA if we are a “domestically controlled REIT,” defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. We currently believe that we are, and expect to continue to be, a “domestically controlled REIT,” and in such case the sale of shares would not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a non-U.S. stockholder if (i) investment in the shares is treated as “effectively connected” with the non-U.S. stockholders’ U.S. trade or business, or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met. Effectively connected gain realized by a corporate non-U.S. stockholder may be subject to an additional 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as taxable U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the shares would be required to withhold and remit to the Internal Revenue Service 10% of the purchase price.

PLAN OF DISTRIBUTION

We may sell our securities to one or more underwriters for public offering and sale by them or may sell the offered securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the offered securities will be named in the applicable prospectus supplement.

Underwriters may offer and sell our securities at a fixed price or prices, which may be changed, related to the prevailing market prices at the time of sale, or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell our securities upon the terms and conditions set forth in an applicable prospectus supplement. In connection with the sale of our securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of our securities for whom they may act as agent. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions from the underwriters or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation we pay to underwriters or agents in connection with the offering of our securities and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the our securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933.

If so indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase our securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to contracts shall be not less or more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except (i) the purchase by an institution of the offered securities covered by its contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) if the offered securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of our securities less the principal amount thereof covered by contracts.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market. No assurance can be given as to the liquidity of the trading market for any such securities.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, the SEC rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offerings (in other words, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, the representatives of any underwriters may determine not to engage in such transactions or that such transactions, once commenced, may be discontinued without notice.

LEGAL MATTERS

The validity of our securities will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, a limited liability partnership including professional corporations. In addition, the description of federal income tax consequences contained in this prospectus under “Federal Income Tax Considerations” is, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, the opinion of Pillsbury Winthrop Shaw Pittman LLP.

EXPERTS

The consolidated financial statements and schedules of Commercial Net Lease Realty, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of earnings, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, have been incorporated by reference herein, and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Our report with respect to the consolidated financial statements refers to the implementation of Financial Accounting Standards Board Interpretation No. 46, revised December 2003, “Consolidation of Variable Interest Entities” (FIN 46R).

$
% Convertible Senior Notes due 2028

PROSPECTUS SUPPLEMENT

February   , 2008

Citi
Banc of America Securities LLC
Wachovia Securities